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Exhibit 10.22

ANNEXURE "A" TO LEASE DATED                                  BETWEEN TRUST COMPANY OF
AUSTRALIA LIMITED, ACN 004 027 749 (AS LESSOR) AND SEEBEYOND PTY LTD ACN 074
256 965 (AS LESSEE) PREMISES: PART LEVEL 41 CITIGROUP CENTRE, 2 PARK STREET, SYDNEY

1.    Interpretation

1.1    Definitions

        In this Lease unless the contrary intention appears:

        Accounting Year means each year (or, where appropriate, part of a year) during the Term ending 30 June, or such other date as the Lessor may Notify to the Lessee from time to time.

        Annual Rent means the rent specified in Item 7 (as adjusted in accordance with the provisions of this Lease) payable by the Lessee under this Lease in the manner set out in clause 3.

        Assets includes all assets, property and rights real and personal of any value whatsoever.

        Base Accounting Year means the Accounting Year in which the second anniversary of the Commencing Date falls.

        Base Building Condition means the following items to be made good:

(a)
ceiling tiles and ceiling grid;

(b)
mechanical services;

(c)
light fittings;

(d)
fire protection equipment (thermals/sprinklers);

(e)
skirting boards;

(f)
redundant cabling;

(g)
painting/redecoration;

(h)
window coverings;

(i)
floor penetrations; and

(j)
connections to hydraulic and electrical services.

        The scope of the works will comprise the following:

(a)
removal of all partitions installed and/or modified by the Lessee, with all ceilings (including tiles), walls and floors to be made good;

(b)
removal of the Lessor's Fit Out and the fit out to which the Lessor has contributed pursuant to clause 25.11;

(c)
alignment of ceiling tiles and grid, lights and fire protection equipment to a typical open floor plan;

(d)
ensure that no live wires are left exposed and strip out redundant cabling from ceiling and skirting boards back to the floor distribution board;

(e)
make good skirting boards;

(f)
paint/redecorate walls, ceilings and all other painted, treated or finished surfaces including, but not limited to, doors, fire doors and frames, lift doors and frames; and

(g)
make good window coverings and window frames.

        Building means the Office Tower and Car Parking Area erected on the Land and any modifications to those improvements from time to time.

        Building Operating Hours means 7.00 am to 7.00 pm Monday to Friday excluding public holidays.

        business day means days upon which licensed banks are open for business in Sydney excluding Saturdays and Sundays.

        Car Parking Area means the area of the Complex erected on the Land used as an underground carpark for the parking of motor vehicles.

        Citibank means Citibank Limited ACN 004 325 080.

        Claim means any demands, claims, suits, proceedings of any nature whatsoever.

        Commencing Date means the date of commencement of this Lease as specified in Item 3.

        Commercial Component means levels 5-25 inclusive and levels 28-47 inclusive of the Office Tower.

        Commercial Stratum means the whole of the land comprising Lot 112 in Deposited Plan 1014769.

        Common Areas means the entrances to the Building, the passages, stairways, lobbies, escalators and passenger and goods lifts in the Building, the toilets and all areas designed to be used by the lessees or occupants of the Building in common with others, all as designed by the Lessor for use in common by occupants of the Building.

        Complex means the Office Tower, Car Parking Area and Retail Centre erected on the Land at the Commencing Date and any building subsequently erected on the Land.

        Council means the Council of the City of Sydney.

        Custody Deed means the Park Plaza Development Trust Custody Deed entered into between the Lessor and the Trustee dated 23 June 2000 and varied from time to time pursuant to which the Trustee appoints the Lessor as custodian of the Trust.

        Custodian means the agent of the Trustee and the custodian of the Assets of the Trust and, where the context requires, includes any replacement agent and custodian from time to time.

        Development Consent means:

(a)
development consent Z96- 00358 dated 28 January 1997 issued by the Council of the City of Sydney;

(b)
development consent Z97- 00319 issued by the Council of the City of Sydney;

(c)
modifications of development consent Z96- 00358 modifying conditions Nos. 1, 3(1)(a), 28, 66(i), 67 and 68(i) approved on 22 May 1997;

(d)
modification of development consent Z96- 00358 modifying condition No. 5 approved 9 July 1997; and

(e)
modification of development consent Z96- 00358 modifying condition No. 5 approved 11 September 1997,

as amended from time to time in accordance with this Lease.

        Easements means easements, positive covenants and/or restrictions on use created under the Conveyancing Act 1919 in respect of the Complex.

        Elevators means the elevators, lifts and escalators in the Building.

        Government Agency means the Council and any other statutory or local government authority.

        Gross Licence Fees means the current annual market value of licence fees relating to the licensed carparks on a gross basis.

        GST, GST law and other terms used in this Lease have the meanings used in the A New Tax System (Goods and Services Tax) Act 1999, except that GST law includes any applicable rulings issued by the Commissioner of Taxation.

        Incentive means any financially calculable inducement concession or benefit in any form that would be able to be obtained by a tenant wishing to lease comparable premises to the Premises at the relevant review date.

        Index Number means the Consumer Price Index (All Groups) for Sydney published from time to time by the Australian Bureau of Census and Statistics. If there is any suspension or discontinuance in the publication of the Consumer Price Index, then until publication of the Consumer Price Index is resumed, Index Number will mean some other index reflecting fluctuations in the cost of living in Sydney on which the parties agree, but in default of agreement, such index number as is determined by the President of the Institute or his nominee as reflecting fluctuations in the cost of living in Sydney, and his decision shall be final and binding on the parties. In making such determination, the President or his nominee shall be deemed to be acting as an expert and not as an arbitrator. The costs of any determination will be borne equally by the Lessor and the Lessee.

        Institute means the Australian Property Institute, New South Wales Division.

        Insolvency Event means the happening of any of these events:

(a)
an order is made that a body corporate be wound up; or

(b)
a liquidator or provisional liquidator in respect of a body corporate, or one of them is appointed, whether or not under an order; or

(c)
except to reconstruct or amalgamate while solvent on terms approved by the Lessor, a body corporate enters into, or resolves to enter into, a scheme of arrangement, a deed of company arrangement, or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them; or

(d)
a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Lessor or is otherwise wound up or dissolved; or

(e)
a body corporate is or states that it is insolvent; or

(f)
as a result of the operation of section 459F(1) of the Corporations Law, a body corporate is taken to have failed to comply with a statutory demand; or

(g)
a body corporate is or makes a statement from which it may be reasonably deduced by the Lessor that the body corporate is the subject of an event described in section 459C(2) or section 585 of the Corporations Law; or

(h)
a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a body corporate; or

(i)
a person becomes an "insolvent under administration" as defined in section 9 of the Corporations Law or action is taken which could result in that event; or

(j)
anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

        Interest Rate means the rate (expressed as a percentage per annum) which is the average of the bid rates shown at approximately 11.00 am on page "BBSW" on the Reuters Screen at the relevant time for bills indorsed by an Australian trading bank for a term of 120 days.

        Land means the land on which the Complex is erected being the land comprised in the Commercial Stratum and the Retail Stratum.

        Lease means this lease including any annexures and schedules to this lease.

        Lessee's Drawings and Specifications means the plans and specifications for the Lessee's proposed fit out of the Premises.

        Lessee's Fitout Works means the works required to be carried out to fit out the Premises referred to in clause 25.1.

        Lessee's Fixtures and Fittings means all fixtures, fittings, plant, equipment or other articles in the nature of trade or lessee's fixtures or fittings brought on the Premises by the Lessee with the consent of the Lessor.

        Lessee's Proportion means the proportion expressed as a percentage which the Lettable Area of the Premises bears to the Lettable Area of the Commercial Component of the Office Tower such proportion being as specified in Item 6 and varied from time to time under clause 5.4.

        Lessor means Trust Company of Australia Limited its successors and assigns and, where the context permits, includes the agents, contractors and employees of the Lessor.

        Lessor's Fit Out means those items of fit out in the Premises, if any, for which the Lessor has paid or has agreed to pay.

        Lessor's Manager means such professional building manager as is appointed by the Lessor to manage the Building from time to time.

        Lettable Area means the lettable area calculated in accordance with the PCA Method.

        Licence Fees means the fees referred to in Item 13.

        Licence Review Date means the dates listed in Item 15.

        Mortgagee's Consent means the form of mortgagee's consent at Annexure D.

        Notify means notify the other party in writing in accordance with clause 26.3.

        Novation means:

(a)
there is an assignment to the incoming party (being the new trustee) of all the rights, benefits and interests of the outgoing Trustee under this Deed;

(b)
there is an assumption by the incoming party, in favour of the remaining parties, of all of the obligations, agreements and restrictions (whether express or implied or whether of a positive or negative nature) on the part of the outgoing Trustee and which relate to the period on and from the date of this Deed, as if the incoming party had originally entered into this Deed in place of the outgoing Trustee;

(c)
there is an acknowledgment by the remaining parties of the assignment referred to in paragraph (a) and of the assumptions referred to in paragraph (b);

(d)
subject to an effective and valid assumption of all of the obligations referred to in paragraph (b), there is a release by the remaining parties of the outgoing Trustee, whereby the remaining parties release the outgoing Trustee from all claims and liabilities arising out of this Deed; and

(e)
except to the extent necessary to enable or perfect the assignment referred to in paragraph (a), or the enforcement of rights or remedies the subject of that assignment, the outgoing Trustee acknowledges that it will make no claims or demands against the remaining parties under this Deed.

        Obligations means, in respect of a particular party, all obligations and liabilities of whatever kind undertaken or incurred by, or devolving upon, that party under or in respect of this Lease.

        Office Tower means the office building erected on the Commercial Stratum.

        Outgoings means all amounts reasonably paid or payable by the Lessor in or for an Outgoings Year in connection with the Commercial Stratum including, without limitation, in relation to those items in Annexure B.

        Outgoings Year means the 12 month period ending on 30 June in each year.

        PCA Method means the method of measurement of "Net Lettable Area (NLA): Multi Storey Buildings" referred to and set out in the Method for the Measurement of Buildings 1997 Version published by the Property Council of Australia.

        Permitted Use means the use to which the Premises can be put by the Lessee pursuant to this Lease as specified in Item 10.

        Persons Under the Control of the Lessee means the agents, contractors, employees, invitees of the Lessee.

        Plant means any machinery or equipment and includes any air conditioning service, or water heating or cooling system, servicing the Premises and the Common Areas and any component thereof.

        Premises means that part of the Building described in Item 2 and, where the context permits, any part of the Premises and includes the Lessor's Fit Out all fixtures and fittings in the Premises which are owned or leased by the Lessor.

        Prohibited Lessee means a person referred to in clause 20.2.

        Related Corporation of a corporation means another corporation which is related to the first within the meaning of the Corporations Law.

        Rent means the Annual Rent (as adjusted pursuant to clauses 3.2 and 3.3).

        Rent Adjustment Date means those dates listed in Item 8(a).

        Replacement Trustee means any trustee of the Trust appointed in place of Trust Company of Australia Limited and includes, without limitation, the appointment of any single responsible entity to the Trust.

        Retail Centre means that part of the Complex erected on the Retail Stratum and which is to be used for retail shops, food hall and restaurants.

        Review Date means those dates listed in Item 8(c).

        Retail Stratum means Lot 111 in Deposited Plan 1014769.

        Rules means the rules of the Building set out in Annexure C as varied under this Lease from time to time.

        Section 88B Instrument means all easements, restrictions on use and other covenants benefiting or burdening the Commercial Stratum registered at the Land and Property Information New South Wales.

        Services means mechanical, electrical, communications, access control and security, fire protection, lifts, hydraulic services and building management system.

        Standard Quality means the following carpet specification:

(a)
tufted multi- level loop pile utilising 100% solution dyed yarn;

(b)
treated for both anti- static and anti- bacterial functions; and

(c)
finished with an anti- staining treatment to maintain carpet appearance.

        Stratum Management Statement means the stratum management statement registered Book 4280 No. 649 or any replacement stratum management statement in respect of the Complex from time to time.

        Stratum Plan means deposited plan 1014769.

        Substance means any natural or artificial substance whether in solid or liquid form or in the form of a gas or vapour, and includes cooled or warmed air, and hot or cold water.

        Supplies and other terms used in this clause which have meanings under the GST law have the meanings proposed and implemented pursuant to the GST law.

        Term means the period of time specified in Item 5, commencing on and including the date specified in Item 3 and expiring on the date specified in Item 4.

        Termination Date means the date of expiration of this Lease as specified in Item 4.

        Trust means the trust known as the Park Plaza Development Trust established by deed of trust dated 18 April 1998 between the Lessor and MTM Office Management Limited as varied from time to time.

        Trustee means the trustee of the Trust from time to time.

        Valuer means a registered valuer with at least 5 years experience in valuing office buildings in the central business district of Sydney.

        Working Day means a business day between the hours of 7.00 am and 7.00 pm.

1.2    Singular/plural, gender etc.

(a)
Words importing the singular number include the plural and the masculine gender the feminine or neuter and vice versa.

(b)
Words importing persons include corporations and vice versa.

(c)
References to a month mean a calendar month.

(d)
References to clauses are references to clauses of this Lease and references to paragraphs are references to paragraphs of the clause in which the reference appears.

(e)
References to a body corporate includes a partnership.

1.3    Covenants—joint and several

        Any covenant or agreement on the part of 2 or more persons binds them jointly and severally.

1.4    Statutes

        Reference to a statute includes all regulations under and amendments to that statute whether by subsequent statute or otherwise and a statute passed in substitution for the statute referred to or incorporating any of its provisions.

1.5    Headings and underlinings

        Headings and underlinings in this Lease have been inserted for guidance only and do not form any part of the text.

1.6    Manner of requesting and providing approval

(a)
Where the Lessee requests the approval of the Lessor under the Lease, the request must be in writing and the approval:

(i)
must be given or withheld in writing;

(ii)
may be given unconditionally or subject to reasonable conditions;

(iii)
may not be refused unreasonably; and

(iv)
may not be unreasonably withheld or delayed,

  unless this Lease expresses otherwise.

(b)
The Lessee may not do anything requiring the approval of the Lessor before notice of that approval has been received by the Lessee.

1.7    Bodies and associations

        Reference to any body (including, without limitation, an institute, association or authority), whether or not it is a statutory body:

(a)
which ceases to exist; or

(b)
whose powers or functions are transferred to any other body,

  refers to the body which replaces it or which substantially succeeds to its powers or functions.

1.8    Items

        References in this Lease to Items are references to items in the Item Schedule of this Lease.

1.9    Indemnities

(a)
Each indemnity in this Lease is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, completion or expiration of this Lease.

(b)
It is not necessary for a party to incur expense or make any payment before enforcing a right of indemnity conferred by this Lease.

2.    Exclusion of Implied Covenants

2.1    Implied Statutory Covenants

(a)
The covenants, powers and provisions implied in leases by sections 84, 84A, 85 and 86 of the Conveyancing Act 1919 do not apply to this Lease.

(b)
In this Lease the words used in any of the forms of words in the first column of part 2 of schedule 4 to the Conveyancing Act 1919 do not imply a covenant under section 86 of that Act.

2.2    Whole of agreement in this Lease

(a)
The provisions contained in this Lease expressly or by statutory implication comprise the whole of the agreement between the parties.

(b)
No other covenants, agreements or provisions, whether in respect of the Premises or otherwise, are implied in this Lease or arise between the parties by way of collateral or other agreement by reason of any promise, representation, warranty or undertaking given by or made by or on behalf of any party to any other party or its agent, contractor or employee on or prior to the execution of this Lease.

3.    Moneys payable under this Lease

3.1    Rent

(a)
The Lessee must during the Term pay to the Lessor in the manner specified in paragraph (b) without demand from the Lessor and without any deduction whatsoever, except as provided for in this Lease, the Annual Rent as increased in accordance with the provisions of this Lease.

(b)
The Lessee must procure that rent is payable to the Lessor throughout the Term by way of automatic bank debit of the Lessee's bank account and credit to the Lessor's bank account as notified to the Lessee in writing from time to time.

(c)
Subject to clause 3.2, Annual Rent must be paid in advance by regular and consecutive monthly payments on the first day of each month in each year during the Term (except the first and last payments which if necessary must be proportionate).

(d)
Despite paragraphs (a) and (c), the Lessee will not be obliged, and is discharged from the obligation to, pay Annual Rent for the period from the date of occupation pursuant to clause 24.12 until 1 October 2001.

3.2    Adjustment of Rent

        On each Rent Adjustment Date, the Annual Rent is adjusted by increasing the Annual Rent by the percentage specified in Item 8(b).

3.3    Market Rent Review

(a)
The Lessor may, not more than 3 months before a Review Date, and at any time subsequent before the earlier of the immediately following Review Date (if any) and the date of expiration of this Lease, give the Lessee notice of its estimate of the then current market rental value of the Premises as the relevant Review Date.

(b)
If the Lessee fails to give notice of an objection to the Lessor's estimate of rent within thirty (30) days of receipt of a notice under paragraph (a), the proposed change in Annual Rent takes effect in accordance with paragraph (a).

(c)
If the Lessee gives notice of an objection to the proposed change in Annual Rent within one month of receipt of a notice under paragraph (a) (the dispute notice) the Annual Rent shall be determined by a Valuer.

(d)
Within 10 business days after the Lessee gives the dispute notice, the parties must nominate a Valuer to the other.

(e)
If either party does not nominate a Valuer on time, the current market rental value is to be determined by the Valuer nominated by the other party within 15 business days after the end of the 10 business day period and the Valuer's determination is to be final and binding on both parties.

(f)
If the Lessor and Lessee each validly nominate a Valuer, they must agree upon a Valuer within 5 business days after the end of the 10 business day period. That Valuer must determine the current market rental value of the Premises as at that particular Review Date within 15 business days after being instructed and the Valuers' determination is to be final and binding on both parties.

(g)
If Lessor and Lessee cannot agree on a Valuer, either party may request the President of the Institute to appoint a Valuer and instruct that Valuer to determine the current market rental value from the particular Review Date within 15 business days after being appointed.

(h)
The Valuer's determination is final and binding on the parties. The Valuer must have due regard to evidence submitted by the parties as to their assessments of the current market rental value. The Valuer's determination must include reasons and be in writing and the cost of the determination is to be apportioned equally between the Lessor and the Lessee.

(i)
In determining the current market rental value, the Valuer (who is to act as an expert and not as an arbitrator) must determine the current market rental value for the Premises as at the particular market Review Date having regard to the terms of this Lease and must:

(i)
disregard:

A.
the value of any goodwill attributable to the Premises, and the Lessee's business and the value of the Lessee's Fixtures and Fittings or any other interest in the Premises created by or permitted under this Lease;

B.
the expense to the Lessee of vacating the Premises and the cost of relocation or removal of the Lessee to other premises;

C.
any deleterious condition of the Premises if that condition results from work carried out on the Premises by the Lessee or a breach of term of this lease by the Lessee;

D.
any rental, fee or money received under a sub- lease or other sub- tenancy agreement or occupational arrangement;

E.
the fact that the Premises are presently occupied; and

F.
the value of any partitioning, fit- out, furnishings and other similar matters so that the Premises should be regarded as vacant and available for fitting- out;

  (ii)
  have regard to the length of the Term disregarding the fact that part of the Term may have elapsed;

  (iii)
  have regard to the market rental value of other commercial office premises within the City of Sydney and being premises of similar quality and age or reasonably able to be compared to the Premises and taking Incentives then currently available in the market place into account;

  (iv)
  in determining the market rental value, deduct from the rent payable under this Lease the component of rent attributable to any Incentive made available to the Lessee under this Lease or any other document whatsoever;

  (v)
  consider the Premises as used for the Permitted Use;

  (vi)
  regard the Premises on a whole tenancy basis;

  (vii)
  take account of whether or not all covenants on the part of the Lessor in this lease have been complied with; and

  (viii)
  if the Premises or the Building have been damaged or destroyed, assume that the Premises or the Building have been reinstated in accordance with this Lease.

(j)
Despite the preceding provisions of this clause 3.3, the Annual Rent payable following a Review Date must not be less than the Annual Rent payable and not more than 15% above the Annual Rent Payable immediately before the Review Date.

3.4    Goods and Services Tax

(a)
If, under another provision of this Lease, the Lessor is entitled to be reimbursed by the Lessee for an amount paid by the Lessor to a third party, the amount payable by the Lessee shall be the amount paid by the Lessor less any amounts for which the Lessor is entitled to an input tax credit for the consideration provided by the Lessor to such third party. This paragraph is subject to paragraph (b).

(b)
The amounts which are required to be paid by the Lessee under other provisions of this Lease (including paragraph (a)) are calculated to be exclusive of GST. If the Lessor becomes liable for any amount of GST (without having regard to any input tax credits to which the Lessor may be entitled) in respect of any supply it makes to the Lessee under this Lease (GST liability), the amount otherwise payable to the Lessor under this Lease shall be increased by the amount of the Lessor's GST liability. The increased amount shall be payable by the Lessee in the same manner and at the same time as Rent is required to be paid by the other provisions of this Lease.

(c)
Where the Lessor has become subject to any penalties or interest as a result of the late payment of GST where that late payment is a result of the failure of the Lessee to comply with the terms of this Lease (including this clause) or through some other failure of the Lessee to comply with its obligations under GST law with regard to this Lease, then the Lessee shall pay to the Lessor an additional amount on demand equal to the amount of those penalties and interest.

(d)
If, as a result of any change in taxation associated with the GST (other than income tax and excluding the impacts of the introduction of a GST) the cost to the Lessor of performing its obligations under this Lease are reduced, that reduction shall be offset against the Lessor's GST liability, such that the effect of this paragraph is that the Lessee must pay to the Lessor only the additional cost (if any) of performing the Lessor's obligations under this Lease.

(e)
The Lessor must issue a tax invoice to the Lessee in respect of each payment by the Lessee under clause 3.4(b) prior to payment by the Lessee.

3.5    Abatement on damage

(a)
Despite clause 9.5, if the whole or any part of the Building is destroyed or damaged, or access to the Premises is totally or partially impeded or obstructed, so as in any case to render the Premises during the Term substantially unfit for the use and occupation of the Lessee then upon the happening of any such damage, destruction or obstruction and so long as:

(i)
any insurance policies effected by the Lessor in respect of the Premises have not been rendered of no effect; and

(ii)
payment of the policy moneys under any such insurance has not been refused,

  in consequence of some negligent act, neglect or default of the Lessee or Persons Under the Control of the Lessee, the Annual Rent and Outgoings (or a proportionate part of it according to the nature and extent of the damage, destruction or obstruction) must abate until the Premises have been rebuilt or reinstated or made fit for use and occupation, or the obstruction to the Premises has been removed, or any disabling cause has ceased or the Lease has been terminated in accordance with clause 9.5.

(b)
If any dispute arises out of this clause it must be referred by either party for determination under clause 24.

3.6    Amortisation of Fit Out Cost

        In addition to the Annual Rent, the Lessee must pay to the Lessor fit out rent, in the same manner and at the same time as Annual Rent in the amount as calculated by clause 25.11(b) being the cost of the Lessor's Fit Out in the Premises amortised over the Term.

4.    Outgoings

4.1    Lessee to pay Proportion of Building Outgoings

        The Lessee must, with respect to each Accounting Year, pay to the Lessor the Lessee's Proportion of the Outgoings each year. The Lessee's obligation to pay the Lessee's Proportion of the Outgoings commences on the earlier of the Commencing Date and the date the Lessee first occupies the Premises.

4.2    Payments on account of Outgoings

(a)
The Lessor must estimate for each Accounting Year the Outgoings and Notify the Lessee of the estimate.

(b)
The Lessor shall only be entitled to provide one estimate per Accounting Year and such estimate shall only be reconciled against actual costs incurred pursuant to clause 4.3 once per Accounting Year.

(c)
The Lessee must pay to the Lessor the Lessee's Proportion of the Outgoings for any year of the Term based on the Lessor's estimate of Outgoings, for each Accounting Year:

(i)
by equal monthly instalments;

(ii)
in advance during each Accounting Year; and

(iii)
on the first day of each month

  in the same manner as the payment of Annual Rent.

4.3    Outgoings Statement

(a)
The Lessor must give to the Lessee an Outgoings statement, certified as correct by an accountant of the Lessor, as soon as practical after the end of each Accounting Year specifying in respect of the preceding Accounting Year:

(i)
the Outgoings including reasonable particulars to allow the Lessee to make an assessment of the Outgoings; and

(ii)
the amount of the Lessee's Proportion calculated in accordance with clause 4.1 and showing such calculations.

(b)
The Outgoings shall be separately accounted for in such statement and there shall be no consolidation of accounts with any moneys payable under this Lease (including Rent) or with any other moneys payable to the Lessor in relation to any other premises or for any other reason whatsoever.

(c)
The statement given under this clause is evidence of what it contains (unless and until the contrary is shown), unless:

(i)
there is a manifest error;

(ii)
the Lessee disputes the contents of the statement and notifies the Lessor within thirty (30) days of service of the statement on the Lessee.

(d)
If the Lessee disputes the contents of the statement, and the dispute is not able to be resolved within 28 days of service of the statement on the Lessee, the matter must be referred for determination in the same manner as is provided in clause 24 provided that the expert to determine the dispute must be to an independent Valuer and in the case of disputes as to the appointment, the President (or other principal officer) of the Institute will nominate a Valuer. Pending the determination of such dispute the Lessee will pay the amount claimed by the Lessor in its statement and any reconciliation following the determination of the dispute will be dealt with in accordance with clause 4.4(c).

4.4    Adjustment of Outgoings

(a)
The Lessee must pay to the Lessor the Lessee's Proportion of Outgoings calculated in accordance with clause 4.1 (less any amounts paid by the Lessee on account of Outgoings) within 28 days of receipt by the Lessee of the statement referred to in clause 4.3.

(b)
Subject to paragraph (c), termination of this Lease does not terminate or prejudice the liability of the Lessee to pay the Lessee's Proportion of Outgoings.

(c)
If payments on account of the Lessee's Proportion exceed the Lessee's Proportion calculated in accordance with clause 4.1 for any year the excess must be promptly:

(i)
credited against the next payments made by the Lessee on account of the Lessee's Proportion; or

(ii)
if the Lease is terminated, credited against any amount owing by the Lessee to the Lessor, or paid to the Lessee if nothing is owed to the Lessor.

4.5    Change to Lessee's Proportion

        In the event the Lettable Area of the Commercial Component of the Office Tower changes, the Lessee's Proportion expressed as a percentage in Item 6 will change accordingly such that the Lessee's Proportion always reflects the percentage which the Lettable Area of the Premises bears to the Lettable Area of the Commercial Component of the Office Tower.

5.    Use of the Premises

5.1    Permitted use

        The Lessee must use the Premises only for the Permitted Use.

5.2    Warranty

        The Lessor warrants that the Permitted Use is approved pursuant to the Development Consent. If the Lessee's business is, or becomes, permissible only with the consent or approval of an Authority, the Lessee must obtain that consent or approval at the cost of the Lessee.

5.3    No noxious use

        The Lessee must not at any time do or knowingly permit to be done by Persons Under the Control of the Lessee in the Premises or the Common Areas:

(a)
any illegal act, trade, business, occupation or calling;

(b)
any thing which causes damage or unreasonable disturbance to the occupiers or owners of adjoining or neighbouring premises or buildings; or

(c)
the smoking of tobacco.

5.4    Common Areas

        The Lessee shall have the right to use the Common Areas in common with the Lessor and all others entitled to use the Common Areas but in doing so the Lessee will, and will use all reasonable endeavours to procure that Persons Under the Control of the Lessee, comply with the Rules.

5.5    Reservations to Lessor

        The Lessor reserves unto itself the right to use any toilets or other areas of the Building specially designated for exclusive use by a particular lessee or lessees and the uninterrupted passage of all pipes and cables or other conveyances through the Premises (but not through the Lettable Area of the Premises) and the running of all substances and materials for which they are designed through the same and the Building structure (including the roof) subject to the Lessee's rights pursuant to the subsequent provisions of this clause 5.

5.6    Use of Fit Out

(a)
The Lessee shall have, at no additional consideration, the unimpeded and uninterrupted use of the Lessor's Fit Out, for the Term and during any option period and any holding over period.

(b)
The Lessee shall take all reasonable care of the Lessor's Fit Out during the Term, any option period and any holding over period and shall be obliged to replace or repair same if worn out, damaged or destroyed unless due to fair wear and tear or wilful or negligent act or omission of the Lessor. The repair of any such item shall be at the cost of the Lessee.

6.    Assignment, Sub-Leasing etc.

6.1    Restriction on Assignment

        Subject to clause 6.4, the Lessee must not during the Term assign, sub- lease, transfer, mortgage, charge or otherwise deal with the Lessee's interest in the Premises (or any part of them), or by any act or deed procure any of the foregoing, without obtaining the approval of the Lessor such approval not to be unreasonably withheld where:

(a)
the ingoing lessee, if it is or includes a proprietary company or an individual, delivers to the Lessor such personal or bank guarantees of the Lessee's obligations under this Lease as the Lessor may reasonably require;

(b)
the Lessee and the ingoing lessee enter into a deed with the Lessor in a form reasonably required by the Lessor under which the ingoing lessee agrees to perform and observe the covenants and agreements of the Lessee in this Lease;

(c)
the Lessee pays to the Lessor the proper costs, charges and expenses (including reasonable legal costs, fees and expenses) incurred by the Lessor:

(i)
in making inquiries as to the respectability, responsibility, creditworthiness, solvency and appropriateness of the ingoing lessee or the guarantor;

(ii)
of and incidental to the giving of the Lessor's approval; and

(iii)
in relation to the preparation or perusal (as the case may be) and completion of the deed of covenant referred to in sub- clause (b);

(d)
the assignee shall be demonstrated to the reasonable satisfaction of the Lessor to be capable of performing the Lessee's obligations under this Lease; and

(e)
in the case of a sub- lease:

(i)
there is no unremedied breach by the Lessee of all of the terms of this Lease on its part whether express or implied, the Lessee is not at the time of applying for such consent in breach of any of the terms of this Lease, and the payment of all Rent and all other money payable by the Lessee to the Lessor up to the date of the proposed sub- lease have been paid;

(ii)
the Lessee pays to the Lessor all costs incurred by the Lessor, whether or not the proposed sub- lease proceeds to completion, and legal costs of and incidental to the giving of its consent;

(iii)
the Lessee proves to the satisfaction of the Lessor that the proposed sub- lessee is a respectable, responsible and solvent person, and pays all costs incurred by the Lessor of investigating the suitability, stature and financial standing of the proposed sub- lessee regardless of whether or not the proposed sub- lease proceeds to completion;

(iv)
the Lessee and the proposed sub- lessee enter into a deed with the Lessor in the form required by the Lessor providing, inter alia, that the proposed sub- lessee will not cause or contribute to a breach of this Lease by the Lessee;

(v)
the Lessee and the proposed sub- lessee comply with the Lessor's requirements in relation to the documents, stamping and registration of the intended sub- lease; and

(vi)
the Lessee provides in favour of the Lessor such guarantees of the obligations and covenants of the proposed sub- lessee under the sub-lease as may be required by the Lessor.

6.2    Release of Lessee

        For the avoidance of doubt, the Lessee will not be released or discharged from all obligations and liability pursuant to this Lease and its occupation of the Premises as from the date of an assignment.

6.3    Lessee being a Company

(a)
Where the Lessee is a company the shares in which are not listed on any member exchange of the Australian Stock Exchanges Limited the Lessee covenants with the Lessor that during the Term or any holding over period no transfer of any share or shares in the capital of the Lessee (whether by a single transaction or a series of transactions) will be registered recorded or entered in its books and that no beneficial interest in any such share or shares will be issued or recognised or other action taken or attempted to be taken having the effect that the shareholders of the Lessee at the date of this Lease together beneficially hold or control:

(i)
Less than 51% of the voting, income or capital participation rights in the Lessee;

(ii)
Less than 51% of the voting rights at a meeting of Directors of the Lessee;

  And otherwise no change in the control of the Lessee will be effected, (each of the transactions referred to in this clause are collectively called the dealing).

(b)
Any dealing shall be deemed not to be in breach of clause 6.3(a) if prior to any dealing the Lessee and/or the proposed new shareholders or beneficial owners or other persons gaining control of the Lessee satisfy such of the requirements of clauses 6.1(c)(i), (ii), and (iii) as the Lessor requires.

(c)
In clause 6.3(a) the words "the shares in which are not listed on any member exchange of the Australian Stock Exchange Limited" are deemed deleted prior to the completion of any transaction which would or will result in the shares of the company being the Lessee ceasing to be listed on any member exchange of the Australian Stock Exchange Limited.

6.4    Prohibited Tenants

        For the avoidance of doubt, the Lessee must not assign this Lease or sub- lease the Premises or any part of the Premises to a Prohibited Lessee, or allow a Prohibited Lessee into occupation of the Premises or any part of them in any way whatsoever.

7.    Maintenance, Repair and Alterations

7.1    Repair

(a)
The Lessee must during the Term maintain, repair and keep the Premises in good condition as first class commercial premises, including repairing and repainting and replacement of floor coverings as required (fair wear and tear, repairs and maintenance of a capital or structural nature and other repairs or maintenance which are the responsibility of the Lessor under this Lease, damage by fire, storm, tempest, act of God or war only excepted).

(b)
Without releasing the Lessee from its obligation to repair pursuant to clause 7.1(a) where any insurance proceeds are recoverable under any policies of insurance effected by the Lessor in relation to any want of repair the Lessee is obliged to rectify pursuant to clause 7.1(a), the Lessor will promptly claim under such policy and remit the funds recovered to recompense, to the extent they can, to the Lessee for the expense incurred for such repairs to the Premises.

7.2    Redecoration

        The Lessee must paint, varnish, paper or otherwise treat the walls, ceiling and other internal surfaces of the Premises in the same manner as they were finished on completion of the Lessee's fit out of the Premises at any time reasonably required by the Lessor provided that, subject to the Lessee's obligations under clause 16.7 of the Lease, the Lessor cannot require the Lessee to redecorate the Premises pursuant to this clause 7.2 during the final year of the Term or at intervals of less than three (3) years.

7.3    Cleaning

(a)
The Lessee must during the Term keep the Premises clean and tidy.

(b)
The Lessor will engage a cleaning contractor to carry out daily cleaning and rubbish and waste removal from the Premises and to periodically clean the interior windows of the Premises in a thorough and professional manner and the Lessee will pay all costs and expenses incurred by or on behalf of the Lessor in such cleaning and removal of rubbish and waste from the Premises, payable monthly in arrears.

(c)
The Lessor will engage a cleaning contractor to carry out cleaning and waste removal from the Common Areas and to periodically clean the exterior windows of the Building in a thorough and professional manner and the Lessee will pay the Lessee's Proportion of all such costs and expenses incurred by or on behalf of the Lessor in such cleaning and removal of rubbish and waste from the Common Areas payable monthly in arrears.

(d)
The Lessor shall not be responsible to the Lessee for any loss of or damage to the property or effects of the Lessee occasioned by or contributed to by any supervisor or office cleaner or other persons contracted by or on behalf of the Lessor for cleaning, rubbish removal or related tasks provided that the Lessor shall, if requested by the Lessee, refuse access to the Premises to any office cleaner or other persons employed or engaged by on or behalf of the Lessor for cleaning, rubbish removal or related tasks where the Lessee has reasonable cause to suspect such a person has or may have damaged, destroyed or stolen any item of the Lessee or any of its servants or agents.

(e)
The cleaning contractor appointed by the Lessor must comply with the reasonable security requirements of the Lessee notified to the cleaning contractor from time to time.

(f)
The Lessor must replace the cleaning contractor appointed by the Lessor (subject to the Lessor having the right to terminate the contractor in such circumstances and subject to any applicable notice periods) if:

(i)
there is a security breach which the Lessee has reasonable grounds to believe may have been due to the cleaning contractor; or

(ii)
the Lessee reasonably objects to the standard of work performed by the cleaning contractors and the cleaning contractor does not improve its standard of work to a satisfactory level within a reasonable time of receipt by it of notice from the Lessor requiring it to do so.

7.4    Breakages

        The Lessee must promptly make good, in a good and workmanlike manner, any breakage, defect or damage to the Premises or to any adjoining premises, facility or appurtenance caused by any breach or default of the Lessee under this Lease.

7.5    Broken glass

        The Lessee must promptly replace, in a good and workmanlike manner, all broken glass in the windows and doors of the Premises with glass of the same or similar quality where the breakage was caused by the Lessee or Persons Under the Control of the Lessee.

7.6    Lessor may inspect

(a)
The Lessor may at all reasonable times, during Lessee's normal business hours, on giving to the Lessee reasonable written notice (except in the case of an emergency when no notice is required and entry may be made at any time) enter the Premises and view the state of repair of the Premises.

(b)
The Lessor may serve on the Lessee a notice in writing requiring the Lessee within a reasonable time to effect any repair which is the Lessee's responsibility under this Lease.

7.7    Lessor may repair

(a)
The Lessor may on giving to the Lessee reasonable written notice, not to be less than five (5) business days (except in the case of reasonably perceived emergency when no written notice is required) enter the Premises and with workmen and others and all necessary materials for the purposes of:

  (i)
  complying with any request, requirement, notification or order of any authority having jurisdiction or authority over or in respect of the Premises for which the Lessee is not liable under this Lease;

  (ii)
  remedying any default of the Lessee under this Lease; or

  (iii)
  carrying out any of its obligations under this Lease or at law.

(b)
In the exercise of any power under clause 7.7(a), the Lessor must do all things reasonably possible to minimise inconvenience and disruption to the Lessee, and the Lessor must remove all rubbish from the Premises resulting from the exercise of its power and leave that part of the Premises used in the exercise of the Lessor's power in a clean and good condition.

7.8    Structural alterations

(a)
Except where required under this Lease, the Lessee must not make any structural alterations or additions to the Premises or any alterations or additions to the services of the Complex or the Building without the prior written approval of the Lessor.

(b)
The Lessee must remove any alteration or addition and to reinstate the Premises at the expiration of the Term or sooner determination of this Lease.

(c)
For the avoidance of doubt, the Lessee is not obliged to remove the Lessor's Fit Out at the expiration or sooner determination of this Lease.

7.9    Pest control

        The Lessee must take all reasonable precautions to keep the Premises free of rodents, vermin, insects, pests, birds and animals.

7.10    Alterations to fitout

(a)
The Lessee may, subject to the Lessor's prior approval and at the Lessee's own expense, carry out additional fitting out work and redecoration refurbishment work to the Premises at any time throughout the Term.

(b)
When seeking the Lessor's approval to additional fitting out work and refurbishing work the Lessee will provide the Lessor with plans of such works and will provide the Lessor with a structural engineer's report stating that the additional fitout work and refurbishing work will not cause structural damage to the Building.

(c)
The Lessee must obtain all necessary approvals and consents of all relevant authorities in respect of any fitting out or refurbishment works it proposes to carry out. The Lessor must do all things reasonably necessary to assist the Lessee in obtaining such approvals and consents.

(d)
The Lessee must carry out any such fitting out and/or refurbishment works in a proper and workmanlike manner and so as to not interfere with the performance of any services to the Complex or operating efficiency.

(e)
Any additions to the fitout belong to the Lessee and are included within the meaning of Lessee's Fixtures and Fittings and must therefore be removed from the Premises at the expiry or sooner determination of this Lease, if required by the Lessor.

8.    General Lessee's Covenants

8.1    Services

        The Lessee must as and when due pay all accounts for the supply of electricity, water, gas, telephone and any other services which are separately metered to or from the Premises.

8.2    Requirements of public authorities

        The Lessee must comply with:

(a)
all statutes, proclamations, orders and regulations present or future affecting or relating to the Premises or the use of the Premises; and

(b)
all requirements which may be made or notices or orders which may be given by any governmental, semi-governmental, city, municipal, health, licensing or any other authority having jurisdiction or authority in respect of the Premises or its use, on the condition that:

(c)
the Lessee, unless required as a result of the particular use and occupation of the Premises by the Lessee or other specific obligation under this Lease, rather than the use of the Premises generally as commercial offices, is under no liability in respect of any structural alterations; and

(d)
the Lessee is not required:

(i)
to effect any structural works which are required other than as a result of the Lessee's particular use of the Premises rather than the use of the Premises generally as commercial offices;

(ii)
to comply with any statute, proclamation, order or regulation affecting or relating to the Premises which would have required compliance whether or not the Lessee was in occupation; or

(iii)
except if otherwise required under this Lease.

8.3    Floor overloading

        The Lessee must not do, permit or allow to be done by Persons Under the Control of the Lessee on the Premises anything in the nature of overloading any floor of the Complex whereby those load bearing capacities are exceeded.

8.4    Use of lavatories

        The Lessee must not use and must use its best endeavours not to permit or allow to be used by Persons Under the Control of the Lessee the lavatories, toilets, sinks, drainage and other plumbing facilities in the Complex for any purposes other than those for which they were constructed or provided, and must not deposit or permit to be deposited in them any sweepings, rubbish or other matter. Any damage caused by misuse by the Lessee or Persons under the Control of the Lessee, must be promptly made good, in a workmanlike manner, by the Lessee.

8.5    Notice of defects

        The Lessee must give to the Lessor prompt notice of any accident to or defect or lack of repair in any services or fixtures, fittings, furnishings, plant or equipment in the Premises, and of any circumstances likely to be or to cause any danger, risk or hazard to the Premises or any person using the Premises.

8.6    Fire Drills

        The Lessee shall at all times comply with and observe all reasonable directions given and rules laid down by the Lessor or the Lessor's Manager in relation to precautions against fire in the Complex and in regard to actions to be taken in event of fire occurring in the Complex. In particular the Lessee shall procure that such numbers of its officers or employees reasonably required by the Lessor or the Lessor's Manager shall act as fire wardens in relation to the Premises and shall accept reasonable instructions as to safety equipment and procedures in relation to fire in the Complex and that all of its officers and employees shall take part in all fire evacuation drills organised for the Complex by the Lessor or the Lessor's Manager.

8.7    Heating and Cooling

        The Lessee will not use or permit or suffer to be used any method of heating or cooling the Premises other than as may be provided by the Lessor from time to time without the prior consent of the Lessor which shall not unreasonably be withheld if in the Lessor's opinion such heating or cooling will not interfere with the heating or cooling or other services of the Complex.

8.8    Fire regulations

        The Lessee will comply with insurance, sprinkler, fire alarm and fire safety regulations, the requirements of authorities, the Lessor's insurers or the Lessee's insurers in each case in respect of any of the Lessee's Fixtures and Fittings and the Lessee will pay to the Lessor the cost of any alterations to the sprinkler, fire alarm and fire safety installation which may become necessary by reason of the non- compliance by the Lessee with the said regulations or the requirements of the appropriate authorities or the requirements of the Lessee's or Lessor's insurer (as the case may be) as a result of the installation of such fixtures fittings and equipment.

9.    Insurance

9.1    Public Risk Policy and Third Party Policy

(a)
The Lessee will effect at the start of the Term and keep current during the Term in respect of the Premises a public risk insurance policy in an amount being not less than the amount specified in Item 11 or such higher amount reasonably determined by the Lessor as may be notified in writing by the Lessor to the Lessee from time to time.

(b)
The insurance policy effected in accordance with clause 9.1(a) shall bear endorsement to include the risks referred to in clause 10.2 and shall include extensions to cover:

(i)
Any liability of the Lessee to the Lessor for damage to the Premises or the Building; and

(ii)
Any liability of the Lessee to the Lessor for damage to Elevators, hoists, cranes and pressure vessels; and

  shall contain a provision for automatic reinstatement in the case of damage by fire, flood and explosion.

9.2    Lessee not to Void Insurances

(a)
The Lessee will not without the prior approval in writing of the Lessor bring or do or permit or suffer to be brought or done any act, matter or thing to or upon the Premises or the Building

  (including but not limited to any fit- out works or works being carried out by the Lessee pursuant to this Lease or otherwise) or keep anything in the Premises or the Building which shall or may:

  (i)
  increase the rate of any premium payable in respect of insurance effected by the Lessor in relation to the Premises or the Building or on any property of the Lessor in either thereof; or

  (ii)
  vitiate or render void or voidable any insurance effected in relation to the Premises or the Building disclosed in full by the Lessor to the Lessee or in relation to any property in either thereof or any insurance referred to in clause 9.1(a); or

  (iii)
  without prejudice to the generality of the preceding provisions of this clause 9.2, conflict with:

  A.
  any laws or regulations relating to fires or fire safety;

  B.
  any insurance policy in respect of the Premises or the Building or any property in either thereof details of which are disclosed by the Lessor to the Lessee;

  C.
  the by- laws regulations or ordinances of any government or statutory authority or the provisions of any statute for the time being in force; or

  D.
  the Stratum Management Statement.

(b)
The Lessee as and when required by notice in writing from the Lessor shall pay to the Lessor on demand all extra premiums payable in respect of any insurance relating to the Premises or the Building or any property in either case thereof details of which have been disclosed by the Lessor to the Lessee:

(i)
in the event of the Lessor approving in writing any proposal of the Lessee to increase the rate of premium referred to in clause 9.2(a)(i); or

(ii)
caused by any act matter or thing brought or done to or upon the Premises or any other part of the Complex or the Land by the Lessee.

9.3    Approved Insurers

(a)
Notwithstanding anything expressed or implied in this Lease the following provisions of this clause 9.3 shall apply to all policies of insurance effected or required to be effected by the Lessee pursuant to its obligations under this Lease whether such policy be in respect of any property or any risk of the Lessor or of the Lessee so that each such policy:

(i)
shall be taken out with an insurance office or company approved by the Lessor; and

(ii)
shall be for such amounts and to cover such risks and contain such conditions as are reasonably acceptable to or reasonably required by the Lessor; and

(iii)
shall be taken out in the names of the Lessor and the Lessee and if applicable any mortgagee holding under a registered mortgage for their respective rights and interests; and

(iv)
shall contain a waiver of subrogation clause in a form approved by the Lessor such approval not to be unreasonably withheld or delayed; and

(v)
shall provide that the insurer will not cancel such insurance without giving the Lessor 10 business days prior written notice.

(b)
The Lessee shall produce to the Lessor on demand (but not more frequently than once in each period of 12 months during the Term):

(i)
a duplicate or certified copy of the certificate of currency and copy of each insurance policy for inspection by the Lessor as where and when required by this Lease or the Lessor; and

  (ii)
  a duplicate or certified copy of all renewal certificates and endorsement slips and receipts for payment of premium and any other money relating to any such policy.

(c)
The Lessee shall pay and bear all premiums and other moneys payable in respect of any such policies as the same shall become due and payable and provide proof of payment of such premiums and other moneys to the Lessor.

9.4    Disclosures

        The Lessee will give to the office or company with which every policy referred to in clause 9.3(a) is to be effected full, true and particular information of all matters and things known or which ought to be known to the Lessee the non- disclosure of which may void or prejudice any such policy.

9.5    Total destruction

(a)
If the Premises are totally destroyed or damaged so as to render repair or reinstatement impractical or, where the Premises are not so totally destroyed or damaged total occupation is prohibited for a period of in excess of three (3) months, either party may, within one month by notice in writing to the other terminate this Lease with effect from the date of damage or destruction or prohibition.

(b)
If neither party delivers to the other a notice under clause 9.5(a), the Lessor must as soon as is reasonably practicable, having regard to any of its obligations under the Stratum Management Statement, rebuild the Premises as much as is practicable in accordance with its original design (or such other design as the Lessor and the Lessee may agree) or use all reasonable endeavours to reinstate the Premises for the Lessee's occupation. If the Lessor (being obliged to repair or reinstate the Premises) does not promptly commence to, in no event longer than 30 days after the destruction or damage, and thereafter repair or reinstate the Premises in accordance with this clause, then within 20 business days of receipt of notice in writing from the Lessee, the Lessee may by notice in writing terminate this Lease.

(c)
If the Premises are partially destroyed or damaged or occupation prohibited, the Lessor must as soon as is reasonably possible repair, in no event longer than 30 days after the destruction or damage, replace, make good or reinstate the whole of the destroyed or damaged portion of the Premises as nearly as practicable to the condition in which they were immediately prior to such damage or destruction or prohibition. If the Lessor does not as soon as reasonably practicable (having regard to any insurance company requirements) commence to and thereafter repair and make good such damage or destruction or otherwise make all of the Premises available for occupation to the condition as near as practicable they were in immediately prior to such damage or destruction or prohibition occurring, the Lessee, may either, after giving the Lessor 10 business days prior written notice, effect such repairs itself and offset the cost thereof against rent otherwise payable, or alternatively after giving the Lessor 10 business days prior written notice, terminate this Lease.

(d)
If access to the Premises:

(i)
is permanently blocked, (without prejudice to either the right of the Lessor or the Lessee to claim compensation or damages from any third party) either party may terminate this Lease at any time after the blockage arises; or

(ii)
is temporarily impeded or obstructed, the Lessor must use all reasonable endeavours to have the impediment or obstruction removed as soon as possible, in no event longer than five (5) business days.

10.    Releases and Indemnities

10.1    Release by Lessee

(a)
The Lessee agrees to occupy and use the Premises at the Lessee's risk and releases to the fullest extent permitted by law the Lessor its employees, agents and contractors from all claims, demands and liability from all loss damage or injury suffered by the Lessee and Persons under the Control of the Lessee arising:

(i)
in respect of any damage occurring to any property (including the Lessee's Fixtures and Fittings) in or about the Premises, the Common Areas or the Building;

(ii)
in respect of the death of or injury to any person; or

(iii)
as a result of the interruption or failure of any services or equipment in or connected to the Premises the Common Areas or the Building.

(b)
The release under clause 10.1(a) shall be full and absolute except to the extent that such accident, damage, loss, death, injury, cost or expense is caused by the negligence, reckless, or wilful act or omission of the Lessor.

10.2    Indemnity by Lessee

        The Lessee shall keep the Lessor indemnified against all claims actions losses and expenses of any nature which the Lessor suffers or incurs, or, for which the Lessor might become liable, in respect of or arising out of:

(a)
any damage to any property (including the Premises, the Building, the Common Areas and all property (including the property of the Lessee) within or on the Premises or the Building or the Common Areas;

(b)
the death of or injury to any person; or

(c)
any other loss, expense or damage of every description suffered by any person,

  where the damage to property, death, injury or other loss, expense or damage is caused by or arises wholly or partly from (to the extent of the contribution) or in relation to any of the following (except to the extent of any negligence, reckless, or wilful act or omission of the Lessor):

  (i)
  any negligence by the Lessee and Persons under the Control of the Lessee;

  (ii)
  acts or omissions of the Lessee and Persons under the Control of the Lessee; and

  (iii)
  a breach of this Lease by the Lessee.

11.    Lessor's General Covenants

11.1    Quiet enjoyment

        Subject to the Lessor's rights, reservations and obligations under this Lease, including without limitation clause 11.2, the Lessee, paying the Rent and complying with the provisions of this Lease, may peaceably possess use and enjoy the Premises during the Term without any interruption or disturbance from the Lessor or any other person lawfully claiming by, from or under the Lessor or having power over the Lessor.

11.2    Ongoing Works

        The Lessor may carry out further works to the Building after the Commencing Date (which may involve the use of hoardings and scaffolding) and the Lessor will not be in breach of clause 11.1 in relation to any such works if it takes all reasonable action necessary to minimise any dust, disruption and noise to the Lessee due to the Works to other parts of the Building or the fitting out of other tenancies in the Building after the Commencing Date.

11.3    Lessor to pay rates and comply with orders

        To the extent not the responsibility of the Lessee under this Lease, the Lessor must:

(a)
pay all rates, taxes and other assessments levied, assessed or otherwise charged or taxed against the Premises, the Building and the Land; and

(b)
comply with all statutes, proclamations, orders and regulations affecting or relating to the Premises and the Building.

11.4    Acknowledgment as to ownership of fixtures and fittings

        All Lessee's Fixtures and Fittings are and remain the property of the Lessee. Any other fit out works in the Premises, including the Lessor's Fit Out, paid for by the Lessor under the Agreement for Lease are and remain the property of the Lessor.

11.5    Removal of Lessee's Fixtures and Fittings

(a)
The Lessee must, at or prior to the determination of this Lease, if requested by the Lessor, remove and carry away from the Premises the Lessee's Fixtures and Fittings. In doing so, the Lessee must not damage the Premises, or if damaged, must immediately make good such damage which the Lessee causes in such removal and carrying away.

(b)
The Lessee is not obliged to, and must not, remove the Lessor's Fit Out.

11.6    Mortgagee's Consent and Registration

(a)
On or before the execution of this Lease, the Lessor and the Lessee will duly execute four counterparts of a deed in the form of the Mortgagee's Consent and the Lessor shall deliver the executed counterparts of such deed to the Mortgagee (as defined in the Mortgagee's Consent) for signing. The parties confirm that the Mortgagee's Consent is acceptable to them.

(b)
The Lessor will use its reasonable endeavours during the Term to attend to the stamping and registration of this Lease as expeditiously as possible after receipt from the Lessee of all moneys payable in relation to stamping and registration of this Lease and after such registration the Lessor shall deliver expeditiously to the Lessee the Lessee's registered counterpart of the Lease.

11.7    Lessor's Insurance

(a)
The Lessor will effect at or prior to the commencement of the Term and keep current during the Term of this Lease in respect of:

(i)
improvements on the Land—reinstatement insurance; and

(ii)
areas not leased to lessees or not adequately insured by lessees—public risk insurance for sums reasonable from time to time in the context of the Building.

(b)
The Lessor shall pay and bear all premiums and other moneys payable in respect of any such policy as and when the same shall become due and payable.

(c)
The Lessee acknowledges that some insurance for the Complex as a whole may be effected pursuant to the Stratum Management Statement.

12.    Lessor's Obligations to Repair and Maintain

12.1    Lessor's repair and maintenance of the Building and the Premises

(a)
The Lessor must promptly carry out or cause to be carried out in a workmanlike manner using appropriate materials and equipment all repairs and maintenance necessary for the purposes of keeping the external surfaces of the Building in good order and condition.

(b)
Unless the responsibility of the Lessee under this Lease, the Lessor must repair or cause to be repaired (including, where necessary, repair by way of replacement) any structural parts of the Building and the Premises in need of repair, within a reasonable time after becoming aware of the same.

(c)
The Lessee must Notify the Lessor of any damage of a structural nature upon it becoming aware of that damage.

(d)
The Lessor will procure the cleaning of the exterior of the windows of the Building not less frequently than once every 3 months.

12.2    Lessor's repair and maintenance of Plant and Equipment

        The Lessor must carry out or cause to be carried out a regular program of maintenance (which may also include repair and replacement) in respect of the Lessor's plant and equipment in the Building in accordance with the recommendations of the manufacturer or the Lessor's maintenance contractor for such plant and equipment.

12.3    Lessor to clean and maintain common areas

        The Lessor must cause the Common Areas to be regularly cleaned, and for garbage and refuse to be regularly removed from the Common Areas.

12.4    Lessor to maintain and repair statutory services in the Building

(a)
The Lessor must use reasonable endeavours to have the relevant statutory authority repair, maintain and ensure the continuous operation of:

(i)
the sewerage, water supply and drainage services, and

(ii)
the electricity supply,

  installed from time to time in the Building for the benefit of its occupiers.

(b)
If the sewerage, water supply or drainage service, or electricity supply within the Building ceases to operate due to any fault or damage occurring within the Building or the Land, and the rectification or repair of the fault or damage is not the responsibility of a statutory authority or the Lessee, the Lessor must use all reasonable endeavours to rectify or repair or cause to be rectified or repaired such fault or damage promptly after becoming aware of it.

(c)
If the Lessor complies with its obligations pursuant to clause 12.4(a) the Lessor will not be liable for a failure of sewerage, water supply or drainage service or electricity supply occasioned due to a matter which is the responsibility of a statutory authority.

(d)
The Lessee must Notify the Lessor of any fault or damage referred to in clause 12.4(b) after the Lessee becomes aware of that fault or damage.

(e)
Where the fault or damage has arisen as a result of the negligence, act or omission or breach of this Lease by the Lessee or Persons under the Control of the Lessee, the Lessee must pay the costs incurred by the Lessor acting reasonably in rectifying or repairing the fault or damage, upon written demand by the Lessor.

(f)
The Lessor must not disconnect or interrupt the water, telephone or electricity service to the Premises without giving at least five (5) days prior written notice to the Lessee (except in the case of a reasonably perceived emergency). The Lessor must have regard to any representations made by the Lessee to reschedule the disconnection or interruption to accord with the Lessee's operational requirements from time to time for water, telephone or electricity, as the case may be.

12.5    Lessor to keep sprinklers and fire warning system in good repair

(a)
The Lessor must use reasonable endeavours to keep any fire sprinklers and fire warning system installed from time to time by the Lessor in the Building in good working order and repair.

(b)
The Lessee must comply with the requirements of all authorities relating to fire sprinklers and fire warning systems if any non compliance has been brought about by any alterations or additions to the Premises effected by the Lessee.

12.6    Restriction on Lessor's obligations

(a)
Notwithstanding clauses 12.1- 12.5 (inclusive), the Lessor is not obliged to carry out any maintenance work, repair or rectification work made necessary:

(i)
by reason of any negligence or act, default or omission of the Lessee;

(ii)
by reason of any negligence or act, default or omission of any Persons under the Control of the Lessee; or

(iii)
which the Lessee is obliged to carry out under this Lease.

(b)
The Lessor may carry out at the cost of the Lessee any maintenance work, repair or rectification work made necessary by reason of any occurrence specified in clause 12.6(a). The cost incurred by the Lessor acting reasonably in undertaking such work must be paid to the Lessor within 10 business days of written demand given to the Lessee.

12.7    Occupational Health and Safety

(a)
The Lessor will use all reasonable endeavours throughout the term of the Lease, at the Lessor's expense to:

(i)
maintain all Plant that is used to supply any Substance, to the Premises in such condition as to be safe to the occupants of the Premises and without risk to their health;

(ii)
not to supply any Substance that is known to be unsafe to the health of the occupants of the Premises of which is known may cause risk to their health; and

(iii)
carry out or cause to be carried out the testing and examination necessary to discover, and eliminate or minimise any risk to the health and safety of the occupants of the Premises that may arise from the condition of the Plant or Substance. This includes air conditioning and water heating or cooling systems.

(b)
At the Lessee's request, not more than once every 12 months the Lessor will provide evidence in writing concerning:

(i)
the condition of any Substance at the time of supply to the Premises; and

(ii)
the cleaning, maintenance and treatment of Plant; and

(iii)
the quality of any Substance supplied to the Premises.

(c)
The Lessor shall promptly, upon becoming aware, Notify the Lessee of the detection of any condition of the Plant or in the Substances supplied to the Premises which the Lessor reasonably believes will or could endanger the health or safety of any person on the Premises in any way.

(d)
The Lessor will in maintaining Plant and supplying Substances to the Premises, throughout the term of the Lease comply with the applicable obligations imposed by:

(i)
the Occupational Health and Safety (Commonwealth Employment) Act (Cth) 1991;

(ii)
the Occupational Health and Safety Act (NSW) 2000;

(iii)
the Public Health Act (NSW) 1991;

(iv)
the regulations made pursuant to the Acts listed above; and

(v)
the provisions of any other Commonwealth or State legislation that may from time to time apply.

(e)
Notwithstanding the preceding provisions of clause 12.7, the Lessor will not be liable for any non- compliance occasioned by the Lessor's Fit Out, any alterations or additions effected by the Lessee or any breach of the legislation referred to in clause 12.7(d) by the Lessee.

13.    Services to be provided by Lessor

13.1    Services to be provided by Lessor

        The Lessor must:

(a)
have the government agency repair and maintain the water and electricity supplies and drainage and sewerage services to the Building; and

(b)
rectify or repair any fault in or damage to any water or electricity supplies or drainage and sewerage services installed by the Lessor within the Building for the benefit of the occupiers of the Building, which is not the responsibility of an authority, within a reasonable time after becoming aware of the fault or damage.

13.2    Air Conditioning

        The Lessor must keep the Air Conditioning Plant working and available for the use of the Lessee:

(a)
between the Building Operating Hours without additional charge to the Lessee;

(b)
outside such hours at the prior request of the Lessee (in which event the Lessee shall pay to the Lessor an additional charge nominated by the Lessor (acting reasonably) from time to time.

  If the Lessor replaces the Air Conditioning Plant the standard of performance of the replacement plant must be not less than the standard of performance of the plant installed at the Commencing Date of the first lease of the Premises between the Lessor and the Lessee.

13.3    Elevators

(a)
The Lessor must keep the Elevators functioning in such a way as is reasonably necessary to provide an appropriate service to the Premises 7 days a week 24 hours a day.

(b)
If the Lessor replaces the Elevators the standard of performance of the replacement elevators must not be less than the standard of performance of the Elevators installed at the Commencing Date of the first lease of the Premises between the Lessor and the Lessee.

13.4    Maintenance of Common Areas

        The Lessor must keep and maintain in good order and repair and in a clean and tidy and, where applicable, landscaped condition all Common Areas and all exterior surfaces and finishes of the Building.

14.    Lessor's Rights

14.1    Control of Common Areas

        The Common Areas shall at all times be subject to the control of the Lessor. Without limiting the generality of the foregoing the Lessor may at any time and from time to time:

(a)
construct maintain and operate lighting or other facilities upon the Common Areas;

(b)
police the Common Areas;

(c)
regulate the use of loading docks, goods lifts, Elevators and car parking areas;

(d)
alter, relocate or close any means of access to and egress from the Building or any corridors passageways elevators or escalators in the Building;

(e)
reconstruct, renovate, carry out repairs, alter, modify or maintain the Common Areas as is deemed necessary by or desirable by the Lessor;

(f)
temporarily close off parts of the Common Areas;

(g)
in the case of an emergency or perceived emergency temporarily close off any part of the Common Areas; or

(h)
hold functions or erect or temporarily maintain structures in the Common Areas,

        PROVIDED ALWAYS that in exercising such right the Lessor will endeavour to cause as little inconvenience to the Lessee as is practicable in the circumstances and shall not diminish or derogate from an express right of the Lessee pursuant to this Lease.

14.2    Manager

        The Lessor may appoint the Lessor's Manager from time to time, and replace the same, to manage the Building.

14.3    Grant of Easements

(a)
The Lessor is entitled for the purpose of the provision of public or private access to and egress from the Building or the Common Areas or support of structures hereafter erected on or from adjoining lands or of services (including but not limited to water, drainage, gas and electricity supply and telephonic and electronic communication services) to:

(i)
grant easements;

(ii)
enter into any arrangement or agreement with any of the owners, lessees, lessees or occupiers or others interested in any land adjacent or near to the Premises or with any public authority as is reasonable; or

(iii)
dedicate land or transfer, grant or create any easement, privilege or other right in favour of such parties or in favour of any such adjoining or neighbouring land or any public authority over or affecting the Premises.

(b)
The Lessor is entitled to stratum subdivide the Commercial Stratum as contemplated by an agreement dated 21 July 1998 between Trust Company of Australia Ltd, MTM Office

  Management Ltd, Stockland Corporation Limited and CBA Corporate Services (NSW) Pty Ltd, and the Lessee will, as required, consent to such subdivision.

(c)
If the Lessor exercises its rights under paragraph (a) or (b), this Lease shall be deemed to be subject to any such agreement, arrangement, right, easement or privilege.

(d)
In the exercise of the rights conferred on the Lessor by paragraph (a) or (b), the Lessor must not dedicate land, subdivide land or transfer, grant or create any easement privilege or other right to any other person which shall substantially derogate from the enjoyment of rights conferred on the Lessee by this Lease.

14.4    Rules

(a)
The Lessor may create rules and regulations relating to the Common Areas not in derogation of, or inconsistent with, the rights of the Lessee under this Lease, including but not limited to:

(i)
the use, safety, care and cleanliness of the Building;

(ii)
the preservation of good order in the Building;

(iii)
the comfort of persons lawfully using the Building;

(iv)
the location of garbage and refuse pending its removal;

(v)
the closure of all or part of the Building outside of normal trading hours; and

(vi)
the external appearance of the Complex.

(b)
The rules and regulations relating to the Common Areas as at the Commencing Date are the Rules.

(c)
Any such rules and regulations may from time to time be repealed, amended or added to at the discretion of the Lessor, and upon notice in writing thereof signed by the Lessor being given to the Lessee, shall be and become as binding upon the Lessee as if the same were expressly set forth in this Lease as covenants on the part of the Lessee provided that any such repeals amendments or additions are not a substantial derogation of the rights of the Lessee under this Lease.

15.    24 Hour Access and Security

15.1    24 Hour Access

(a)
Notwithstanding any other provision of this Lease or the Rules, the Lessor gives its consent to the Lessee and any person authorised by the Lessee entering and using the Premises at any time of the day or night 7 days per week for the purpose permitted by this Lease.

(b)
In exercising its entitlement to such access the Lessee shall comply with any security control in respect of the Building and reasonable requirements of the Lessor from time to time set out in the Rules to the extent that the Rules do not derogate from the Lessee's rights under this Lease.

(c)
The Lessee acknowledges that all services available during the Building Operating Hours will not be wholly available outside Building Operating Hours without any additional cost to the Lessee pursuant to clause 15.3.

15.2    Closure of Building

        The Lessor shall be entitled to:

(a)
close all or part of the Building and the Common Areas;

(b)
prevent a dedication of any parts of the Common Areas to the public;

(c)
prohibit any person from entering or remaining in the Building or the Common Areas outside the Building Operating Hours; and

(d)
at all other times to temporarily close all or part of the Building and the Common Areas when they are required to be closed by operation of law or in the reasonable opinion of the Lessor the safety of the Building or any person or property therein is or may be threatened.

15.3    Out of Hours Costs

(a)
The Lessor is not obliged to provide normal Elevator service, or air- conditioning outside Building Operating Hours however an Elevator service will be available without additional charge and air conditioning will be available at the cost of the Lessee pursuant to this clause.

(b)
The Lessee agrees to pay to the Lessor on demand the amount actually incurred in providing air conditioning outside the Building Operating Hours provided that such costs are at no more than current competitive rates.

(c)
The Lessor will endeavour to ensure that air conditioning will be separately metered to record the hours of consumption per half floor of the Building in which it was consumed.

(d)
In the event that any cost component cannot be separately metered the Lessor will calculate such costs on a fair and equitable basis taking into account the actual cost to the Lessor in providing such service apportioned pro-rata between the lessees actually using that energy.

15.4    Security Service for the Complex

        During the Term the Lessor will engage a person or corporation to provide a security service for the Building of a standard equivalent to that provided for other similar buildings in the general vicinity of the Building, including a security desk manned 24 hours a day in the ground floor foyer of the Office Tower, but without any extra security due to the nature of the Lessee or its business or any activity carried on in the Premises.

16.    Default: Termination, etc.

16.1    Termination, Re- entry or surrender on default

        If:

(a)
the Rent or any part of it or any other moneys payable by to this Lease remains unpaid for 10 business days after the date appointed for payment (whether any formal or legal demand has been made); or

(b)
the Lessee fails to perform or observe any of the terms of this Lease (other than a failure to pay the Rent or other moneys payable by the Lessee pursuant to this Lease), and that failure continues for 10 business days after service of a notice on the Lessee requiring the Lessee to remedy the failure, and the non- performance or non- observance has not been waived or excused by the Lessor in writing; or

(c)
an Insolvency Event occurs in relation to the Lessee

  THEN the Lessor may at any time thereafter, but without prejudice to any claim which the Lessor may have against the Lessee in respect of any breach of the Lessee's agreements, re- enter into and repossess and enjoy the Premises as of its former estate (anything contained in this Lease to the contrary notwithstanding), and on such re-entry and repossession this Lease absolutely determines.

16.2    Opportunity to rectify default

        If the Lessee has rectified a breach:

(a)
the Lessor is not entitled to rely on the breach, default or non- observance set out in the notice to the Lessee as a ground for re-entry, determination or forfeiture;

(b)
the breach, default or non- observance is absolutely waived by the Lessor in regard to termination but not in regard to damages; and

(c)
this Lease continues in full force.

16.3    Lessor may remedy Lessee's defaults

        If the Lessee omits or neglects to:

(a)
pay any money under this Lease within 10 business days; or

(b)
undertake to do or effect any thing which the Lessee has agreed in this Lease to do or effect within 10 business days,

  of service of the notice referred to in clause 16.1 then, on each and every such occasion it is lawful for, but not obligatory on, the Lessor, without prejudice to any rights or powers arising from such omission or neglect, to pay such money or do or effect such thing by itself as if it were the Lessee, and to recover from the Lessee the money paid, or the cost of doing such thing as a liquidated debt.

16.4    Damages

        Whether or not this Lease is terminated and forfeited by the Lessor under clause 16.1, the Lessor may recover damages for the breach giving rise to the right of the Lessor to terminate and forfeit the Lease or for any other breach.

16.5    Essential terms

(a)
Each of the Lessee's covenants which follow in this clause is an essential term of this Lease:

(i)
to pay rent and to make the other payments pursuant to clauses 3 and 4;

(ii)
not to assign under clause 6;

(iii)
to repair in accordance with clause 7 and not to make alterations or additions except in accordance with that clause;

(iv)
not to use the Premises otherwise than as permitted by clause 5;

(v)
to insure in accordance with clause 9; and

(vi)
clauses 8.2, 8.8, 10.2 and 18.1.

(b)
The Lessee shall compensate the Lessor for all loss the Lessor suffers as a result of any breach by the Lessee of an essential term of this Lease. The Lessor's rights under this clause are in addition to any other right or remedy which the Lessor has including the right to forfeit the Lease.

(c)
If, by the Lessee's conduct, the Lessee repudiates its obligations under this Lease, the Lessee shall compensate the Lessor for all loss, damage, costs and expenses which the Lessor suffers as a result for the entire Term of this Lease.

(d)
The Lessor's right to recover damages for its loss is not affected or limited:

(i)
if the Lessee abandons or vacates the Premises;

  (ii)
  if the Lessor elects to re- enter or to terminate the Lease;

  (iii)
  if the Lessor accepts the Lessee's repudiation; or

  (iv)
  if the Lessee's conduct constitutes a surrender of this Lease by operation of law.

(e)
(i) If the Premises are available to the Lessor to re- let the Lessor shall take reasonable steps to mitigate its loss by trying to re-let the Premises at a reasonable rent and on reasonable terms.

(ii)
The Lessor's loss will be assessed on the basis that the Lessor has observed its obligation to mitigate loss contained in this clause.

(iii)
The Lessor's conduct in performance of this duty will not, by itself, constitute waiver of the Lessee's breach or acceptance of the Lessee's repudiation or a surrender by operation of law.

16.6    Interest on Overdue Moneys

(a)
The Lessee will pay to the Lessor without demand interest on any moneys due to the Lessor on any account whatsoever pursuant to this Lease and unpaid at the Interest Rate such interest to be computed from the due date for payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full.

(b)
Such interest shall be recoverable in like manner as Rent in arrears.

16.7    Yielding up

(a)
The Lessee shall be obliged to yield up the Premises to the Lessor at the expiration or sooner determination of the Lease and must on vacating the Premises or immediately prior to vacating the Premises, unless otherwise earlier directed by the Lessor in writing, restore the Premises to Base Building Condition and:

(i)
remove the Lessee's fixtures and fittings unless the Lessor otherwise directs in writing as indicated above;

(ii)
immediately remedy any damage caused to the Premises in the course of removal; and

(iii)
hand over all keys to and security cards for the Premises.

(b)
The Rent and the Lessee's Proportion of Outgoings shall cease to be payable on the later to occur of the date of expiry or sooner determination of this Lease and the date the Lessee complies with paragraph (a).

16.8    Holding over

(a)
If the Lessee holds over after the expiration of the Term with the consent of the Lessor, the Lessee becomes a monthly lessee at the monthly rent that applied prior to the commencement of the holding over period plus the Lessee's Proportion of the Outgoings.

(b)
The Rent and the Lessee's Proportion of the Outgoings will be payable monthly in advance and the terms and conditions of the holding over shall otherwise be on the same terms and conditions as those contained in this Lease so far as applicable.

(c)
Such tenancy is determinable by the Lessee giving one month's notice in writing to the Lessor expiring on any day and by the Lessor giving one month's notice in writing to the Lessee expiring on any day.

17.    Option to renew

17.1    Option

        Subject to clause 17.2, if the Lessee wants to have a further lease of the Premises granted to it for the further term specified in Item 12 after the expiry of the Term and gives notice to that effect to the Lessor not less than 6 months before and not earlier than 12 months before the Termination Date, then if at the date the notice is given and also at the Termination Date there is no subsisting unremedied breach by the Lessee of the terms of this Lease of which notice has been served on the Lessee and which the Lessee has not remedied within a reasonable time after that notice, the Lessor must grant to the Lessee and the Lessee must take a further lease of the Premises for the term specified in Item 12 commencing on the day following the Termination Date and on the same terms and conditions, with the necessary changes being made, as are in this Lease except that:

(a)
the Rent set out in Item7 is to be replaced with the amount determined in accordance with clause 3.3 of this Lease on the basis that the relevant Review Date is the Commencement Date of the further term;

(b)
the date specified in Items 3 and 4 are to be replaced respectively with the date of commencement and the date of termination of the term of the further lease;

(c)
the term set out in Item 5 is to be replaced with the further term specified in Item 12; and

(d)
this clause is to be deleted.

17.2    Lessor's notice

        Clause 17.1 is only applicable if the Lessor has given the Lessee a notice during the period not less than 9 months before and not earlier than 12 months before the Termination Date that the Premises are available to the Lessee for the further term.

18.    Naming and Signage Rights

18.1    Scope of Naming and Signage Rights

(a)
The Lessor discloses and the Lessee acknowledges and agrees that the Lessor has granted naming and signage rights to Citibank on the following terms:

"(a)
that:

(i)
it will permit the Building to be known as the "Citibank Centre" or by such other name as the Tenant requires during the Term provided that the Landlord's prior approval, which approval may be withheld by the Landlord in its absolute discretion, will be required:

(A)
if Citibank Limited (ACN 004 325 080) or a Related Body Corporate is the Tenant, for any name which does not include the word "Citibank" or the word "Citicorp" or the word "Citigroup", or any word or combination of words which includes a word having the prefix "Citi", or any word or combination of words which includes the name or a part or prefix of the name of a Related Body Corporate; or

(B)
if any other person is the Tenant pursuant to an assignment of the whole of the lease to that person in accordance with [the Citibank Lease] for any name which does not include the name or the material part of the name of that assignee Tenant or of a Related Body Corporate of that assignee Tenant; and

  (ii)
  it will not allow the Building to be known by any other name and that the name of the Building will be used where reasonably practicable in correspondence, promotion and identification of the Building by the Landlord;

  (b)
  the Tenant (subject to the Tenant obtaining the consents of all necessary Authorities) may erect and install during the Term four sky signs on each side of the Building within the areas indicated on the plans annexed [to the Citibank Lease] and elsewhere within and upon the Building such other signs as the Tenant reasonably requires including signs over the entrance ways to the Building; and

  (c)
  the Landlord must not erect or allow any other sign of any nature whatsoever to be erected on the exterior of the Building without the approval of the Tenant which approval shall not be unreasonably withheld if:

  (i)
  the sign comprises normal business signage of another tenant in the Building;

  (ii)
  the sign is to be erected on the external wall of the relevant premises in the Retail Stratum occupied by the Tenant; and

  (iii)
  such sign does not detract in any way from the naming and signage rights granted to the Tenant under this clause or from the quality or standard of the Building,

  but in all other cases may be given or withheld by the Tenant in its absolute discretion."

(b)
For the purposes of clause 18.1(a) only "Tenant" means Citibank.

(c)
The Lessee will make no objection to the terms on which naming and signage rights are granted to Citibank and will not do anything to cause the Lessor to be in breach of its obligations to Citibank.

(d)
The Lessee further acknowledges and agrees that upon the expiry of Citibank's naming and signage rights, the Lessor will be entitled to grant further naming and signage rights to Citibank or any other party as it sees fit.

(e)
The Lessee will not make any objection or submission about any existing or proposed signage, identification or promotional material of any nature whatsoever erected or installed on the exterior or in the interior of the Building.

19.    Car Parking

19.1    Non- Exclusive Licence

        In consideration of the Lessee paying the Licence Fees for each car parking space the subject of this licence, the Lessee shall have the non-exclusive licence to park the number motor cars specified in Item 14 in the Car Parking Area 24 hours a day, 7 days a week in permanent car parking spaces designated by the Lessor.

19.2    Term of Licence

(a)
The licence shall take effect from the Commencing Date, and, subject to the Lessor complying with its obligations under this Lease, shall continue during the currency of the Term or any renewal thereof or any holding over.

(b)
The licence shall terminate upon the determination of this Lease.

19.3    Payment of Licence Fees

        The Licence Fees shall be paid by the Lessee to the Lessor or as it may direct in the same manner and at the same times as Rent.

19.4    Parking Space Levy

        On or before 1 September in each year of the term of the Lease, the Lessee will pay to the Lessor the whole or proportionate part (where any part of the period in respect of which the levy is payable does not fall within the term of the Lease) of any levy that is or will be payable by the Lessor under the Parking Space Levy Act 1992 in respect of the number of car parking spaces specified in Item 14.

19.5    Review of Licence Fees

(a)
Should the Lessor wish to review the Licence Fees as at any Licence Review Date then the following procedure shall apply:

(i)
not earlier than three months before each Licence Review Date the Lessor may Notify the Lessee of the Lessor's assessment of the Licence Fees appropriate to the licensed area from that particular Licence Review Date having regard to the directions in clause 19.5(i) (the Lessor's Licence Review Notice);

(ii)
if the Lessee wishes to dispute the Lessor's assessment of the Licence Fees the Lessee must Notify the Lessor (the Dispute Notice) within 20 business days (time being of the essence) after the Lessee receives (or is deemed to have received) the Lessor's assessment of the Licence Fees, that the Lessee requires the review of the Licence Fees to be determined under paragraphs (b) to (k);

(iii)
if the Lessee does not give the Dispute Notice within the 20 business day period referred to in paragraph (a)(ii), then the amount stated in the Lessor's Licence Review Notice is the Licence Fees from that particular Licence Review Date;

(iv)
if requested by the Lessee or the Lessor, the parties must make genuine efforts to meet with each other to discuss and seek a means of reaching agreement on the change to the Licence Fees.

(b)
Within 10 business days after the Lessee gives the Dispute Notice, each party must nominate a Valuer to the other.

(c)
If either party does not nominate a Valuer on time, the Licence Fees are to be determined by the Valuer nominated by the other party within 15 business days after the end of the 10 business day period and the Valuer's determination is to be final and binding on both parties and the cost of that determination is to be apportioned equally between the Lessor and the Lessee.

(d)
If the Lessor and Lessee each validly nominate a Valuer, they must jointly instruct those Valuers to jointly determine the Licence Fees as at that particular Licence Review Date within 15 business days after being instructed and the Valuers' determination is to be final and binding on both parties.

(e)
If the Valuers cannot agree on the Licence Fees within the 15 business day period, then if the difference between their assessments is not greater then 3% of the total of their assessments, the Licence Fees from the particular Licence Review Date, are to be one half of the total of those assessments.

(f)
If the difference between the Valuers' assessments is greater than 3% of the total of their assessments, the Valuers must agree on and appoint another Valuer (Umpire) and instruct that Umpire to determine the Licence Fees from the particular Licence Review Date within 15 business days after being appointed.

(g)
If the Valuers do not appoint an Umpire within a further 5 business days after the 15 business day period in which their determination is required or if either Valuer has not assessed the Licence

  Fees on time, then either Valuer or either party may request the President of the Institute to appoint an Umpire to determine the Licence Fees within 15 business days after being instructed.

(h)
The Umpire's determination is final and binding on the parties. The Umpire must have due regard to evidence submitted by the Valuers as to their assessments of the Licence Fees. The Umpire's determination must include reasons and be in writing.

(i)
In determining the Licence Fees, the Valuers and the Umpire (who are to act as experts and not as arbitrators) must determine the current Licence Fees as at the particular Licence Review Date having regard to the terms of this Lease and must:

(i)
disregard:

A.
the value of any goodwill attributable to the licensed area, the Premises, and the Lessee's business and the value of the Lessee's Fixtures and Fittings or any other interest in the licensed area or the Premises created by or permitted under this lease;

B.
the expense to the Lessee of vacating the licensed area and the cost of relocation or removal of the Lessee;

C.
any deleterious condition of the licensed area if that condition results from work carried out on the licensed area by the Lessee or a breach of term of this Lease by the Lessee;

D.
any rental, fee or money received under a sub- lease or other sub- tenancy agreement or occupational arrangement;

E.
the fact that the licensed area is presently occupied; and

F.
the value of any partitioning, fit- out, furnishings and other similar matters so that the licensed area should be regarded as vacant and available for fitting- out;

  (ii)
  have regard to the length of the Term disregarding the fact that part of the Term will have elapsed at the Licence Review Date;

  (iii)
  have regard to the market rental value and Licence Fees of other car parking spaces within the City of Sydney and being carparks of similar quality and age or reasonably able to be compared to the licensed area and taking Incentives then currently available in the market place into account;

  (iv)
  regard the licensed area on a whole tenancy basis;

  (v)
  take account of whether or not all covenants on the part of the Lessor in this lease have been complied with; and

  (vi)
  if the licensed area, the Premises or the Building have been damaged or destroyed, assume that the licensed area, the Premises or the Building have been reinstated in accordance with this Lease.

(j)
Despite any other provision of this Lease, the Licence Fees following a review must never be less than the Licence Fees payable immediately prior to the relevant Licence Review Date.

(k)
The costs incurred in determining the Licence Fees must be paid as follows:

(i)
the costs of each Valuer appointed by a party, by the party so appointing the Valuer; and

(ii)
the costs of the Umpire, as determined by the Umpire.

(l)
Any change in the Licence Fees following a review under this clause 19.5 is to take effect from the relevant Licence Review Date.

(m)
Where a review of the Licence Fees is completed after the relevant Licence Review Date, the Lessee must continue to pay the Licence Fees current immediately before that Licence Review Date and when the review is completed, the Lessee must pay to the Lessor any deficiency in licence fees within 10 business days after the review is completed together with interest calculated on daily rests at the Interest Rate from the relevant Licence Review Date until the date of payment to the Lessor.

19.6    Use of Licensed Areas

(a)
The Lessee hereby agrees with the Lessor as follows:

(i)
to use the spaces only for the parking of motor cars and to park the said motor cars only in positions in the Car Parking Area from time to time designated by the Lessor or the Lessor's Manager;

(ii)
not to clean, grease, oil, repair, store or wash such motor cars in the Car Parking Area; and

(iii)
to indemnify and keep the Lessor and the Lessor's Manager indemnified against all claims demands or proceedings for damage to property or injury to person occurring in the Car Parking Area or any part thereof by reason of any act or default on the part of the Lessee or Persons Under the Control of the Lessee;

(iv)
this licence shall not entitle the Lessee to any right other than to park motor cars as expressly provided in this clause and in particular but without limitation the Lessee shall not carry on or be concerned with any business or trade in at or from the Car Parking Area;

(v)
the Lessor shall remain responsible for any damage which the motor cars may sustain while entering or leaving the Car Parking Area or whilst within the Car Parking Area or whilst being moved by any person, to the extent only that it is the result of the negligence or wilful act or omission on the part of the Lessor. Otherwise the Lessee shall remain responsible for any damage which motor cars may sustain;

(vi)
the Lessor shall remain responsible for any theft of the motor cars while in the Car Parking Area or the theft of any parts, accessories contents thereof howsoever occurring, to the extent only that it resulted from the negligence or wilful act or omission of the Lessor;

(vii)
the Lessee shall comply with the rules from time to time imposed by the Lessee or the car park owner/operator for the operation of the Car Parking Area provided those rules do not derogate from the Lessee's rights pursuant to this Lease.

19.7    Operation by Lessor's Manager

        The Lessee agrees that the Lessor's Manager shall be entitled to exercise all the rights and privileges of the Lessor and the Lessee shall obey the directions of the Lessor's Manager subject to the Lessee's rights under this clause 19 and shall if required by the Lessor pay the Licence Fees to the Lessor's Manager except any direction or notice from the Lessor shall supersede those from the Lessor's Manager to the extent of any inconsistency.

19.8    Assignment

        For the avoidance of doubt, the Lessee's rights under this clause 19 may be assigned or sublicensed by the Lessee either simultaneously with an assignment or sublease in accordance with clause 6 or sublicensed separately in regard to car parking spaces provided that:

(a)
the Lessee shall procure its sublicensee to comply with the Lessee's obligations pursuant to this clause in so far as they apply to those sublicensed car parking spaces; and

(b)
the Lessee must not sublicence its car parking spaces to any person who is not an occupant of the Building.

19.9    Removal on Termination

        The Lessee further agrees with the Lessor that, upon the termination of this licence, it will promptly remove its motor cars from the Car Parking Area (and return any access keys provided to the Lessee by the Lessor) and in default the Lessor shall be entitled to remove the same at the risk and cost of the Lessee.

19.10    Nature of Lessor's Manager

        For the purposes of this clause the Lessor's Manager will be deemed to include the Car Parking Area Operator appointed by the Lessor or by the owner of the Car Parking Area.

20.    Approval of Tenancies

20.1    The Lessee:

(a)
warrants and agrees that it will not assign, sub- lease or agree to assign or sub- lease any part of the Premises to any person that is a Prohibited Lessee; and

(b)
must comply with the covenants and restrictions contained in the Section 88B Instrument and the Stratum Management Statement.

20.2    The following Lessees are prohibited Lessees in all parts of the Building, namely:

(a)
doctors and dentists;

(b)
retail travel agencies ie. those expecting or having large volumes of public traffic;

(c)
banks (as defined in section 5(1) of the Banking Act (Commonwealth) or a State bank or equivalent legislation of a foreign jurisdiction);

(d)
automatic teller machines;

(e)
building societies;

(f)
credit unions;

(g)
persons engaged in home finance lending; and

(h)
persons whose principal business is that of money lending.

        Without limiting clause 20.1, the Lessees listed in paragraphs (c) and (d) above are prohibited lessees in the Retail Stratum.

20.3    In this clause 20, lease includes licence and any other form of tenancy right.

21.    Stratum Plan

21.1    The Lessor and the Lessee acknowledge that:

(a)
the Land has been subdivided by the Stratum Plan;

(b)
the Premises are comprised within the Commercial Stratum;

(c)
the Stratum Management Statement govern the arrangements between the owners of the various stratums.

21.2    The Lessor and the Lessee agree that:

(a)
the Lessor covenants with the Lessee to duly and punctually observe and perform its obligations under the Stratum Management Statement and the Section 88 Instrument and to enforce for the benefit of the Lessee relevant obligations of other Stratum owners contained in those documents;

(b)
the Lessee agrees to be bound by the terms of the Stratum Management Statement and the Section 88B Instrument to the extent they apply generally to lessees of premises within the Complex and are not the obligation of the Lessor; and

(c)
the Lessor may vary any of the Stratum Management Statement and the Section 88B Instrument and is not required to obtain the consent of the Lessee to any such variation and the Lessee will execute any document necessary to effect the variation within 5 business days of any request to do so by the Lessor.

22.    Limitation of Liability

22.1    Lessor Capacity

        The Lessor enters into this Lease as the Custodian of the Assets of the Trust and agent of the Trustee and in no other capacity. The Lessor is authorised to bind the Trustee in relation to the terms of this Lease.

22.2    Obligations of the Lessor

        The parties other than the Lessor acknowledge that the Obligations are incurred by the Lessor solely in its capacity as Custodian of the Assets of the Trust and as agent of the Trustee and that the Lessor will cease to have any obligation under this Lease if the Lessor ceases for any reason to be Custodian of the Assets of the Trust.

22.3    No Personal Liability

        Except in the case of and to the extent of fraud, negligence or breach of duty on the part of the Lessor, the Lessor will not be liable to pay or satisfy any Obligations except to the extent to which it is actually indemnified by the Trustee or except out of the Assets of the Trust against which it is entitled to be indemnified and is actually indemnified in respect of any liability incurred by it. The obligation of the Trustee to indemnify the Lessor and the right of the Lessor to be indemnified out of the Assets of the Trust are limited.

22.4    Limited Recourse

        Except in the case of and to the extent of fraud, negligence or breach of duty on the part of the Lessor, the parties other than the Lessor may enforce their rights against the Lessor arising from non-performance of the Obligations only to the extent of the Lessor's indemnity as provided in clause 22.3.

22.5    Limited Enforcement

        Except in the case of and to the extent of fraud, negligence or breach of duty on the part of the Lessor, if any party other than the Lessor does not recover all money owing to it arising from non-performance of the Obligations it may not seek to recover the shortfall by:

(a)
bringing proceedings against the Lessor in its personal capacity; or

(b)
applying to have the Lessor wound up or proving in the winding up of the Lessor.

22.6    Release

        Except in the case of and to the extent of fraud, negligence or breach of duty on the part of the Lessor, the parties other than the Lessor waive their rights and release the Lessor from any personal liability whatsoever, in respect of any loss or damage:

(a)
which they may suffer as a result of any:

(i)
breach by the Lessor of any of its Obligations; or

(ii)
non-performance by the Lessor of the Obligations; and

(b)
which cannot be paid or satisfied from the indemnity set out in clause 22.4 in respect of any liability incurred by it.

22.7    Override

(a)
The parties other than the Lessor acknowledge that the whole of this Lease is subject to this clause and except in the case of and to the extent of fraud, negligence or breach of duty on the part of the Lessor, the Lessor shall in no circumstances be required to satisfy any liability arising under, or for non-performance or breach of any Obligations under or in respect of this Lease or under or in respect of any other document to which it is expressed to be a party out of any funds, property or assets other than to the extent that this Lease requires satisfaction out of the Assets of the Trust under the Lessor's control and in its possession as and when they are available to the Lessor to be applied in exoneration for such liability.

(b)
The parties acknowledge that the Trustee is responsible under the trust deed for the Trust for performing a variety of obligations relating to the Trust, including under this Lease. The parties agree that no act or omission of the Lessor (including any related failure to satisfy any Obligations) will constitute fraud, negligence or breach of duty of the Lessor for the purposes of clause 22.6 to the extent to which the act or omission was caused or contributed to by any failure of the Trustee or any other person appointed by the Trustee to perform the Trustee's obligations relating to the Trust to fulfil its obligations relating to the Trust or by any other act or omission of the Trustee or any other person.

(c)
The parties acknowledge that, where the Lessor is permitted or required to do or refrain from doing anything under this Lease or any other document entered into by it in connection with or arising from its Obligations under this Lease, it need only do so in accordance with the Custody Deed and on receipt of Proper Instructions (as that term is defined in the Custody Deed).

(d)
No attorney, agent or other person appointed in accordance with this Lease has authority to act on behalf of the Lessor in a way which exposes the Lessor to any personal liability and no act or omission of such a person will be considered fraud, negligence or breach of duty of the Lessor for the purposes of this clause 22.

22.8    Appointment of Custodian

        If the Trustee wishes to appoint a replacement custodian to hold the Assets of the Trust, then if requested by the Lessor or the Trustee all of the parties agree to execute any document reasonably required by the Lessor or the Trustee which will give effect to that appointment. Any cost incurred by the Lessee regarding the execution of such document will be paid for by or on behalf of the Lessor.

22.9    Self-custody

        If the Trustee elects to take on self-custody, such that the Assets of the Trust are held in the name of the Trustee, and notifies the other parties of that election, then as and from the date specified in the notice, this Lease will be deemed to be varied such that the limitation of liability clause as set out in this clause 22 is deleted and replaced by a clause in the form set out below (with necessary amendments) limiting the liability of the Trustee:

"(a)
The Trustee enters into this Lease as the Trustee and in no other capacity.

(b)
The parties other than the Trustee acknowledge that the Obligations are incurred by the Trustee solely in its capacity as the Trustee and that on and from the date on which all parties execute a Novation, the Trustee will cease to have any Obligations if the Trustee ceases for any reason to be the trustee of the Trust.

(c)
Except in the case of and to the extent of fraud, negligence or breach of trust, the Trustee will not be liable to pay or satisfy any Obligations or liability arising out of this Lease except out of the Assets or property against which it is entitled to be indemnified in respect of any liability incurred by it as the Trustee.

(d)
Except in the case of and to the extent of fraud, negligence or breach of trust, the other parties may enforce their rights against the Trustee arising from non-performance of the Obligations only to the extent of the Trustee's rights of indemnity out of the Assets of the Trust.

(e)
Except in the case of and to the extent of fraud, negligence or breach of trust if the other parties do not recover all money owing to them arising from non-performance of the Obligations by enforcing the rights referred to in paragraph (d) they may not seek to recover the shortfall by:

(i)
bringing proceedings against the Trustee in its personal capacity; and

(ii)
applying to have the Trustee would up or proving in the winding up of the Trustee unless another creditor has initiated proceedings to wind up the Trustee.

(f)
Except in the case of and to the extent of fraud, negligence or breach of trust on the part of the Trustee, the other parties release the Trustee from any personal liability whatsoever, in respect of any loss or damage which it may suffer as a result of any:

(i)
breach by the Trustee of its duties under this Lease; and

(iii)
non-performance by the Trustee of the Obligations,

  which cannot be paid or satisfied out of the Assets of the Trust of which the Trustee is entitled to be indemnified in respect of any liability incurred by it as the Trustee

(g)
Nothing in paragraphs (d) or (e) is to be taken as derogating from the limitation of the Trustee's liability contained in paragraphs (c), (f) and (h).

(h)
The other parties acknowledge that the whole of this Lease is subject to this clause and the Trustee shall in no circumstances be required to satisfy any liability of the Trustee arising under, or for breach of any Obligations under or in respect of, any other document to which it is expressed to be a party, out of any funds, property or Assets other than the Assets of the Trust available to the Trustee to be applied in exoneration of such liability. Despite this, the Trustee will be liable to pay out of its own funds, property and Assets the unsatisfied amount of that liability to the extent that it is not satisfied because under the trust deed establishing the Trust or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the Assets of the Trust as a result of the Trustee's fraud, negligence or breach of trust.

(i)
No attorney, agent or other person appointed in accordance with this document has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability (except in accordance with the provisions of this clause), and no act or omission of such a person will be considered fraud, negligence or breach of trust of the Trustee for the purposes of this clause.

(j)
All parties agree to execute a Novation if the Trustee is replaced as the trustee of the Trust and if requested by the Trustee."

23.    Bank Guarantee or Insurance Bond

23.1    Bank Guarantee

(a)
As security for the performance by the Lessee of its obligations under this Lease, the Lessee shall, on or before the signing hereof, arrange for the issue by a bank licensed under the Banking Act or other organisation approved by the Lessor, and delivery to the Lessor, of an unconditional guarantee in a form acceptable to the Lessor for an amount equal to the Rent plus the Lessee's Proportion of the Outgoings payable for the first year of the Lease and shall thereafter cause further guarantees to be delivered to the Lessor so that at any time the Lessor holds guarantees for an amount equal to the Rent and the Lessee's Proportion of the Outgoings in each year as increased from time to time under clause 3.

(b)
The Lessor shall be entitled without prejudice to its other rights under this Lease and without being limited to the amount of the guarantee to have recourse to such guarantees whenever any Rent or other money are payable by the Lessee to the Lessor and/or in respect of any failure by the Lessee to perform its obligations imposed or implied under this Lease, without notice to the Lessee.

(c)
To the extent that the Lessor has had recourse to any guarantee, the Lessee shall forthwith replace such guarantee to the intent that at all times the Lessor shall hold guarantees for not less than one half of the Rent as increased from time to time under clause 3.

23.2    Insurance Bond

(a)
While SeeBeyond Pty Limited is the Lessee, the Lessor will accept an Insurance Bond as security for the performance of the Lessee's obligations under this Lease, in lieu of a bank guarantee. The provisions of clause 23.1 will apply to the Insurance Bond provided by the Lessee.

(b)
In addition to the Insurance Bond required by clause 23.2(a), as security for the performance by the Lessee of it's obligation under clause 3.6 the Lessee will provide the Lessor with a reducible Insurance Bond which at the Commencing Date is in the amount calculated under clause 25.11(b) reducible annually by the amounts paid by the Lessee under clause 3.6.

(c)
The Lessor acknowledges that it will accept a single Insurance Bond from the Lessee to meet the Lessee's obligations under clause 23.2(a) and 23.2(b) if the Insurance Bond provided by the Lessee has an expiry date or is subject to rollover, the Lessee must provide the Lessor with a replacement insurance bond at least 1 month before the expiry or rollover date of the insurance bond.

(d)
In this clause 23.2 Insurance Bond means an insurance policy on terms reasonably acceptable to the Lessor, taken out by the Lessee as policy holder in favour of the Lessor as beneficiary regarding the performance of the Lessee's obligations under this Lease with a reputable insurance company with no less than an AA+ rating and preferably the institution known as Chubb Insurers.

(e)
The Lessor acknowledges that the Insurance Bond will be issued for the amount calculated under clause 23.2(b) as Australian Dollars and then converted to US Dollars. Should the value of the Australian Dollar increase in value by more than 10% at any time during the Term, the Lessee agrees to provide the Lessor with a replacement Insurance Bond in the amount required under clause 23.2(b), calculated in Australian Dollars and then converted to US Dollars within 21 days of receiving Notice from the Lessor.

24.    Dispute Resolution

24.1    First Stage

        If a dispute arises between the parties in relation to any matter under this Lease except a right to rescind, terminate this Lease, the parties agree that before exercising any rights they may have at law they must use their best endeavours to resolve the dispute as follows:

(a)
any party seeking resolution of a dispute must give a notice to any other party in dispute and the parties' representatives must meet within five business days after that notice is given to attempt to resolve the dispute; and

(b)
if within a further five business days the dispute is not resolved or the parties do not meet as required by clause 24.1(a) then any Director or Vice President of the parties must meet and use their best endeavours to resolve the dispute within a further five business days after which period, if the dispute is not resolved or if the Directors or Vice Presidents have not met, any party may refer the dispute for determination under clause 24.2.

24.2    Expert Determination

        The following applies in the case of any dispute referred for determination under this clause:

(a)
a party may not begin legal proceedings in connection with a dispute under this Lease (excluding urgent applications for interlocutory injunctions) unless that dispute has first been decided by a person appointed under this clause 24.2;

(b)
the dispute must be referred to a person agreed on by the parties but if the parties do not agree within five business days after the notice of dispute is given, then to a person appropriately qualified to deal with the dispute appointed at the request of any party by the president of the Law Society of New South Wales;

(c)
The expert will:

(i)
act as an expert and not as an arbitrator;

(ii)
proceed in any manner the expert thinks fit;

(iii)
conduct any investigation which the expert considers necessary to resolve the dispute or difference;

(iv)
examine such documents, and interview such persons, as the expert may require; and

(v)
make such directions for the conduct of the determination as the expert considers necessary.

(d)
The expert must:

(i)
disclose to the parties any interest the expert has in the outcome of the determination; and

(ii)
not communicate with one party to the determination without the knowledge of the other.

(e)
Each party will:

(i)
bear its own costs in respect of any expert determination; and

(ii)
pay half the expert's costs in accordance with the expert's direction as to such payment.

(f)
Unless otherwise agreed between the parties, the expert must Notify the parties of the expert's decision upon an expert determination conducted under this clause 24 within 20 business days from the acceptance by the expert of the expert's appointment.

(g)
The expert will not be liable to the parties arising out of, or in any way in connection with, the expert determination process, except in the case of fraud.

(h)
The determination of the expert:

(i)
must be in writing;

(ii)
will be final and binding.

24.3    Running of Time

        Where it has been determined pursuant to clause 24.2 that actions taken by a party were not in compliance with its obligations under this Lease, that party must thereupon take action which is in compliance with its obligations under this Lease and any time limits applicable to any response to that action by another party shall apply as from the date such actions were taken in compliance with this Lease.

25.    Construction of Fit-out Works

25.1    Approval of Lessor to Fit-Out Works

(a)
Within 20 Business Days from the date of execution of this Lease, the Lessee must submit the Lessee's Drawings and Specifications to the Lessor for its approval.

(b)
The Lessee's Drawings and Specifications must show that the Lessee's Fit-Out Works will consist of the necessary construction and furnishing works required to complete the Premises to the standards required by all relevant authorities, and to the standards reasonably required by the Lessor, having regard to the quality and style of the Building, the quality of the Common Areas of the Building and the nature of the Lessee's proposed use of the Premises and the Lessee must provide a structural engineer's report stating that the Lessee's Fit-Out Works will not cause structural damage to the Building.

(c)
If the Lessor does not approve the Lessee's Drawings and Specifications the Lessee is to prepare and submit such amended Lessee's Drawings and Specifications as are necessary to obtain the Lessor's approval.

(d)
Upon demand by the Lessor the Lessee is to reimburse to the Lessor all reasonable costs and fees incurred by the Lessor in approving the Lessee's Drawings and Specifications.

25.2    Lessee to apply for approvals

(a)
If the Lessor grants its approval under clause 25.1, the Lessee is to immediately make application (at the Lessee's expense) to the Council and all other competent authorities (including water and sewerage, electricity, telephone and planning authorities) for approval of the Lessee's Fit-Out Works, if required, and is to do all acts and things necessary to obtain approvals from the authorities.

(b)
No amendment is to be made to the Lessee's Drawings or Specifications (whether required by the Council or otherwise) without the approval of the Lessor, which consent is not to be unreasonably withheld.

(c)
The Lessee is to diligently proceed with every application to a competent authority and use all proper and reasonable means to obtain all necessary approvals.

25.3    Lessee's contractors

(a)
The Lessee may appoint contractors to carry out the Lessee's Fit-Out Works provided that the Lessor has given prior written approval to each appointment.

(b)
Where any contractor is reputable and financially responsible the Lessor's approval is not to be unreasonably withheld.

(c)
Any contractor must have current insurance as follows:

(i)
public liability insurance for a sum not less than $10,000,000;

(ii)
contractor's all risk insurance to the full value of the Lessee's Fit-Out Works; and

(iii)
an unlimited policy of workers compensation insurance.

(d)
Any contractor appointed under this clause is under contract to the Lessee.

25.4    Lessee accepts risk

        The Lessee agrees that the Lessee's use and occupation of the Premises during the period of the Lessee's Fit-Out Works will at all times be at the risk of the Lessee. The Lessee releases the Lessor from all Claims which arise directly or indirectly from any accident, damage or injury which occurs to or on the Premises as a consequence of the Lessee's use and occupation of the Premises. This release does not apply to the extent that any Claim is caused by the wilful or negligent act or omission of the Lessor.

25.5    Indemnity

        The Lessee indemnifies the Lessor against any Claim due to damage, loss, injury or death caused by:

(a)
the Lessee's negligent act or omission; or

(b)
the Lessee's Fit-Out Works,

  during the period of the Lessee's Fit-Out Works, except to the extent that any Claim is caused by the wilful or negligent act or omission of the Lessor.

25.6    Workers during Period of Fit-Out Works

        During the period of the Lessee's Fit-Out Works the Lessee must ensure that all employees and contractors in the Building:

(a)
are paid up members of their respective trade unions (if applicable);

(b)
comply with any arrangement the Lessor's Consultant enters into with any trade union in respect of the Building; and

(c)
comply with all health safety and other industrial regulations relating to the Building.

25.7    Access after hours

        If the Lessee or its contractors require access to the Building outside normal industry working hours, it is the responsibility of the Lessee or its contractors to obtain the consent of the Lessor (which may be withheld in the Lessor's absolute discretion) and to pay to the Lessor any additional expenses which the Lessor may incur by consenting to access.

25.8    Rules and by-laws

        The Lessee and its contractors are (at the expense of the Lessee) to comply with all the rules, regulations, by-laws, orders and directions of every competent authority relating to the Lessee's Fit-out Works.

25.9    Lessee responsible for damage

        If any damage is caused to the Building as a result of the Lessee's Fit-Out Works, at the option of the Lessor, the Lessee is to either:

(a)
repair and make good the damage to the reasonable satisfaction of the Lessor; or

(b)
reimburse the Lessor for the cost incurred by the Lessor in having the damage made good by its own contractors, within 10 Business Days of service by the Lessor on the Lessee of written notice of the amount due.

25.10    Lessor's inspection of Lessee's Works

        At all times during the carrying out of the Lessee's Fit-Out Works, the Lessor reserves the right (with no obligation to give written notice to the Lessee) to require the Lessee to permit the Lessor to inspect the Lessee's Fit-Out Works and if necessary to rectify any defects. Any rectification is to be carried out at the expense of the Lessee.

25.11    Lessor's Contribution

25.11.1    The Lessor will, in consideration of the Lessee's covenant in clause 3.6 and provided the Lessee complies with this clause 25 provide to the Lessee a contribution to fit out up to that amount expended by the Lessee on such fit out.

25.11.2    The fit out rent referred to in clause 3.6 is the amount of funds advanced pursuant to clause (a) together with interest at the rate of 8.5% reducible over the Term and divided by the number of years in the Term.

25.11.3    To the extent that the Lessee complies with it's obligations to pay fit out rent under clause 3.6, the Lessee will own such of the fit out for which it pays pursuant to paragraph (b) at the Termination Date.

25.12    Occupation under Licence

        Despite the Commencing Date, following the completion of the Lessee's Fit-Out Works, the Lessor will permit the Lessee to occupy the Premises under licence during the period from when all such works are complete until the Commencing Date on the same terms and conditions as this Lease except that such licence shall be personal only and shall create no leasehold interest.

26.    General

26.1    Waiver

        A waiver by the Lessor of a breach of any provision of this Lease does not operate as a waiver of another breach of the same type or of any other provision in this Lease.

26.2    Costs of lease

(a)
Each party will pay its own legal costs and disbursements of and incidental to the negotiation, preparation and completion of this Lease. The Lessee will pay all stamp duty and registration fees and mortgagee's consent fees in relation to this Lease.

(b)
The Lessee will pay, within thirty (30) days of demand in writing, for the proper and reasonable legal costs and disbursements of the Lessor:

(i)
on any application for the approval or consent of the Lessor under this Lease;

(ii)
of or incidental to any and every breach or default by the Lessee under this Lease;

(iii)
of or incidental to the valid exercise or valid attempted exercise of any right, power or remedy of the Lessor under or by virtue of this Lease; and

26.3    Notices

        All notices or communications to be given, served or made under or in connection with this Lease will be:

(a)
in writing;

(b)
addressed to a party and marked for the attention of the person or officer on behalf of a party set out in Item 9 or to such other address or facsimile number as shall be notified from time to time;

(c)
signed by the party giving, serving or making the communication or (on its behalf) by the solicitor for, or by any attorney, director, secretary, or authorised agent of, that party;

(d)
deemed to have been duly given, served or made in relation to a party if it is delivered or posted by prepaid post to the address, or sent by fax to the number of that party, in accordance with paragraph (b); and

(e)
deemed to be given, served or made:

(i)
(in the case of prepaid post) on the second business day after the date of posting;

(ii)
(in the case of fax) on receipt of a transmission report confirming successful transmission, unless the transmission of that fax is received on a non business day, or after 5.00 pm (local time) on a business day, when that communication will be deemed to have been given, served or made on the next business day; and

(iii)
(in the case of delivery by hand) on delivery at the address of the recipient as provided in paragraph (b) of this clause, unless that delivery is made on a non business day, or after 5.00 pm (local time) on a business day, when that communication will be deemed to have been given, served or made on the next business day.

26.4    "For Sale" and "To Let" notices

(a)
The Lessee must:

(i)
throughout the Term at all reasonable times and upon reasonable notice (which shall never be less than 24 hours permit the Lessor, in the company of an officer of the Lessee (if made available by the Lessee) to exhibit the Premises to prospective purchasers; and

(ii)
at all reasonable times during the 6 months immediately preceding the date of termination of this Lease (unless the Lessee has exercised its right (if any) to a further term) to affix and exhibit upon any reasonable part of the Premises the usual "To Let" or "For Sale" notices.

(b)
In inspecting the Premises and in affixing the notices referred to in paragraph (a), the Lessor must not cause any unnecessary inconvenience to the Lessee or unduly interfere with the conduct of the Lessee's business upon the Premises.

26.5    Non- merger

        The provisions of this Lease and anything done under this Lease do not operate as a merger of any of the rights and remedies of the parties under this Lease, all of which continue in full force and effect.

26.6    Persons Under the Control of the Lessee

        The Lessee will procure that the Persons Under the Control of the Lessee comply with the Lessee's obligations hereunder in relation to the Premises and the Common Areas.

Annexure A
Plan of Premises

Annexure B
Outgoings of the Building

Statutory or regulatory	1.	All rates, taxes (excluding income tax, capital gains tax and other taxes of a similar nature) charges and levies payable to any authority in respect of the Building or the Commercial Stratum (excluding any tax on the Lessor's income) other than rates, taxes, charges or levies which may be assessed directly in respect of the Premises or directly in respect of any other premises whether occupied or not.
Water & Sewerage	2.	Land tax on the taxable value of the Commercial Stratum on a single holding basis.
	3.	All rates charges and costs payable to any Authority for the provision, reticulation or discharge of water and/or sewerage and/or drainage, including excess water charges and meter rents.
Insurances	4.	All insurance premiums and amounts payable in respect of premiums:
		(a)	on the Building for its full insurable value (including a subrogation wavier in favour of the Lessee);
		(b)
			for loss of rents (whether separate or otherwise) resulting from damage or destruction of the Building or any part thereof or other like causes (including Annual Rent, Lessee's Proportion of Outgoings) but excluding loss of rents arising from normal vacancies during letting up periods;
		(c)	for public liability insurance;
		(d)
			for workers' compensation insurance for all employees of the Lessor engaged in employment in connection with the Building. Where any such employee is engaged on less than a full time basis in connection with the Building the cost of workers' compensation insurance shall be equitably apportioned by the Lessor; and
		(e)	for such other insurable risks (including machinery breakdown and boiler explosion) as the Lessor reasonably deems appropriate from time to time.

Refuse and garbage disposal	5.
		Charges for costs in relation to supply of water, sewerage and drainage services to and the removal of all waste sullage (to the extent that the same are not included elsewhere in this Annexure) and the removal of all other general garbage from the Building including the cost of operating and maintaining any plant and equipment provided for such purpose whether such plant or equipment is located within the Building or otherwise.
Pest Control	6.	All charges for and costs in relation to the control of pest, vermin, insect or other like infestation.
Security and caretaking	7.	The cost of providing security or caretaking services including the cost of policing and regulating traffic in the Building and the Commercial Stratum.
Miscellaneous operational costs	8.	All costs, including rental and hiring charges for providing music amplification systems, telephones, indoor plants and other similar equipment servicing the Building.
Air conditioning	9.
		The cost of the repairs, maintenance, servicing and all other running costs of the air- conditioning equipment in the Building including any fees or premiums payable to specialist contractors but excluding any costs payable independently by any Lessees or occupiers in relation to a particular area occupied by them.
Repairs and maintenance	10.
		The cost of repairs and/or maintenance of the Building, including the cost of operating, supplying, maintaining and repairing all Services from time to time provided by the Lessor for Lessees and occupiers of the Building including loading docks, storage areas, lifts, escalators, fire services, and the plant and equipment required for any such services.
Light fuel and power	11.
		All costs and charges incurred (including the cost of electricity and other sources of power consumed) in providing lighting fuel and power to the Building and plant rooms, security lighting, heating and other services and systems in and for the operation of the Building.
After hours	12.	All costs incurred in providing access to the Building and Services to the Common Areas outside the Building Operating Hours.

Management	13.
		All reasonable and proper management costs in connection with the Building including salaries, wages, superannuation, payroll tax and workers' compensation insurance premiums in respect of employees or managing agents engaged full time in respect of the Building or, if engaged on a part time basis, a fair and reasonable proportionate part thereof, but not to exceed those costs which would be the total management costs incurred in respect of a frugally and efficiently run premium grade Building.
Audit statements	14.	Costs and fees incurred in order to provide the audit statements of outgoings referred to in clause 4.
General expenditure	15.	Any other expenditure properly and reasonably incurred by the Lessor in the management, operation and maintenance of the Building or the Commercial Stratum.
Stratum Management Contribution	16.	Those amounts payable by the Lessor as a contribution to the cost of Shared Facilities and Shared Services for the Complex pursuant to the Stratum Management Statement.
Exclusions	17.	In relation to each of the above there must be excluded:
		(a)	all items of a capital or structural nature;
		(b)	any costs and expenses referable to a particular Lessee or particular premises in the Building;
		(c)	sinking fund expenses of any kind and howsoever called;
		(d)
			all expenditure relating to structural maintenance or repair of the Building or arising as a result of an inherent or latent defect in the Building or arising within the period of 12 months immediately following the Commencing Date;
		(e)	costs of expenses referable solely to the operation and maintenance of the car parking area (including mechanical ventilation, security, cleaning, lighting and power).

Annexure C
Rules of the Building

1.
The Services to be provided subject to the terms of the Lease:

        Lifts and Escalators—all lifts and escalators to be operating 24 hours a day 7 days a week.

        Air- conditioning—to operate Monday to Friday between 7.00 am and 7.00 pm, Public Holidays excepted. Outside those hours, air- conditioning to be provided to the Premises at the request and at the cost of the Lessee in accordance with the Lease.

        Access to the Building—public entry doors to the Building to be open daily between 7.00 am and 7.00 pm, Saturdays, Sundays and Public Holidays excepted. Outside those hours, access to be available through a nominated entry and exit point for the Lessee and in accordance with the operations of the Lessor's security system for the Building.

Annexure D
Mortgagee's Consent

ITEM SCHEDULE

Item 1 Commercial Stratum	Lot 112 in Deposited Plan 1014769 being the land in part folio identifier 12/881083
Item 2 Premises
Part Level 41 of the Office Tower known as Citigroup Centre, 2 Park Street, Sydney erected in the Commercial Stratum as shown on Annexure A and being approximately 727.7 square metres (to be confirmed by survey under the PCA Method)
Item 3 Commencing Date	1 July 2001
Item 4 Termination Date	30 June 2005
Item 5 Term	4 years
Item 6 Lessee's percentage (Clause 4)	1% on the basis that the Commercial Component of the Office Tower has a Lettable Area of 72,631.0 square metres
Item 7 Initial Annual Rent (Clause 3.1)	$595.00 per square metre per annum (being a total of $432,981.50 per annum based on an area of 727.7 square metres subject to survey)
Item 8 Review Dates (Clauses 3.2 & 3.3)		(a) Rent Adjustment Dates: 1 July 2002, 1 July 2004 and if option is exercised 1 July 2006
(b) Percentage increase: 5%
(c) Review Dates: 1 July 2003 and if option is exercised 1 July 2005
Item 9 Notices (Clause 24.3)	Name: Address:

Attention: Fax Number:
	Name:	Lessor Trust Company of Australia Limited, ACN 004 027 749
	Address:	80-84 New South Head Road EDGECLIFF NSW 2028
	Attention:	Mike Britton
	Fax Number:	(02) 9362 4022

	With a copy to:	James Fielding Investments Limited

	Address:	Level 22, 56 Pitt Street SYDNEY NSW 2000
Attention:
	Fax Number:	(02) 9274 7700

Item 10 Permitted use of Premises (Clause 5.1)	Commercial Offices
Item 11 Public risk insurance (Clause 9.1(a))	Ten Million Dollars ($10,000,000)
Item 12 Term of renewed lease (Clause 17)	18 months
Item 13 Licence Fee for car parking (Clause 19.1)	$7,800 per car space per annum
Item 14 No. of cars (Clause 19.1)	Two(2)
Item 15 Licence Review Date (Clause 19.4)	On each anniversary of the Commencement Date

Signed sealed and delivered for and on behalf of TRUST COMPANY OF AUSTRALIA LIMITED, ACN 004 027 749 by its Attorney under a Power of Attorney dated and registered Book No. and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney in the presence of:	/s/ TRUST COMPANY OF AUSTRALIA LIMITED Signature

Signature of Witness

Name of Witness in full

Executed by (TENANT) Pty Limited by or in the presence of:

/s/ SEEBEYOND TECHNOLOGY CORPORATION Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Table of Contents

1.	INTERPRETATION	1
1.1	DEFINITIONS	1
1.2	SINGULAR/PLURAL, GENDER ETC.	6
1.3	COVENANTS—JOINT AND SEVERAL	6
1.4	STATUTES	7
1.5	HEADINGS AND UNDERLININGS	7
1.6	MANNER OF REQUESTING AND PROVIDING APPROVAL	7
1.7	BODIES AND ASSOCIATIONS	7
1.8	ITEMS	7
1.9	INDEMNITIES	7
2.	EXCLUSION OF IMPLIED COVENANTS	7
2.1	IMPLIED STATUTORY COVENANTS	7
2.2	WHOLE OF AGREEMENT IN THIS LEASE	8
3.	MONEYS PAYABLE UNDER THIS LEASE	8
3.1	RENT	8
3.2	ADJUSTMENT OF RENT	8
3.3	MARKET RENT REVIEW	8
3.4	GOODS AND SERVICES TAX	10
3.5	ABATEMENT ON DAMAGE	10
3.6	AMORTISATION OF FIT OUT COST	11
4.	OUTGOINGS	11
4.1	LESSEE TO PAY PROPORTION OF BUILDING OUTGOINGS	11
4.2	PAYMENTS ON ACCOUNT OF OUTGOINGS	11
4.3	OUTGOINGS STATEMENT	11
4.4	ADJUSTMENT OF OUTGOINGS	12
4.5	CHANGE TO LESSEE'S PROPORTION	12
5.	USE OF THE PREMISES	12
5.1	PERMITTED USE	12
5.2	WARRANTY	12
5.3	NO NOXIOUS USE	13
5.4	COMMON AREAS	13
5.5	RESERVATIONS TO LESSOR	13
5.6	USE OF FIT OUT	13
6.	ASSIGNMENT, SUB-LEASING ETC.	13
6.1	RESTRICTION ON ASSIGNMENT	13
7.	MAINTENANCE, REPAIR AND ALTERATIONS	15
7.1	REPAIR	15
7.2	REDECORATION	15
7.3	CLEANING	15
7.4	BREAKAGES	16
7.5	BROKEN GLASS	16
7.6	LESSOR MAY INSPECT	16

i

7.7	LESSOR MAY REPAIR	16
7.8	STRUCTURAL ALTERATIONS	17
7.9	PEST CONTROL	17
7.10	ALTERATIONS TO FITOUT	17
8.	GENERAL LESSEE'S COVENANTS	18
8.1	SERVICES	18
8.2	REQUIREMENTS OF PUBLIC AUTHORITIES	18
8.3	FLOOR OVERLOADING	18
8.4	USE OF LAVATORIES	18
8.5	NOTICE OF DEFECTS	18
8.6	FIRE DRILLS	19
8.7	HEATING AND COOLING	19
8.8	FIRE REGULATIONS	19
9.	INSURANCE	19
9.1	PUBLIC RISK POLICY AND THIRD PARTY POLICY	19
9.2	LESSEE NOT TO VOID INSURANCES	19
9.3	APPROVED INSURERS	20
9.4	DISCLOSURES	21
9.5	TOTAL DESTRUCTION	21
10.	RELEASES AND INDEMNITIES	22
10.1	RELEASE BY LESSEE	22
10.2	INDEMNITY BY LESSEE	22
11.	LESSOR'S GENERAL COVENANTS	22
11.1	QUIET ENJOYMENT	22
11.2	ONGOING WORKS	22
11.3	LESSOR TO PAY RATES AND COMPLY WITH ORDERS	23
11.4	ACKNOWLEDGMENT AS TO OWNERSHIP OF FIXTURES AND FITTINGS	23
11.5	REMOVAL OF LESSEE'S FIXTURES AND FITTINGS	23
11.6	MORTGAGEE'S CONSENT AND REGISTRATION	23
11.7	LESSOR'S INSURANCE	23
12.	LESSOR'S OBLIGATIONS TO REPAIR AND MAINTAIN	24
12.1	LESSOR'S REPAIR AND MAINTENANCE OF THE BUILDING AND THE PREMISES	24
12.2	LESSOR'S REPAIR AND MAINTENANCE OF PLANT AND EQUIPMENT	24
12.3	LESSOR TO CLEAN AND MAINTAIN COMMON AREAS	24
12.4	LESSOR TO MAINTAIN AND REPAIR STATUTORY SERVICES IN THE BUILDING	24
12.5	LESSOR TO KEEP SPRINKLERS AND FIRE WARNING SYSTEM IN GOOD REPAIR	25
12.6	RESTRICTION ON LESSOR'S OBLIGATIONS	25
12.7	OCCUPATIONAL HEALTH AND SAFETY	25
13.	SERVICES TO BE PROVIDED BY LESSOR	26
13.1	SERVICES TO BE PROVIDED BY LESSOR	26
13.2	AIR CONDITIONING	26
13.3	ELEVATORS	26
13.4	MAINTENANCE OF COMMON AREAS	27

14.	LESSOR'S RIGHTS	27
14.1	CONTROL OF COMMON AREAS	27
14.2	MANAGER	27
14.3	GRANT OF EASEMENTS	27
14.4	RULES	28
15.	24 HOUR ACCESS AND SECURITY	28
15.1	24 HOUR ACCESS	28
15.2	CLOSURE OF BUILDING	28
15.3	OUT OF HOURS COSTS	29
15.4	SECURITY SERVICE FOR THE COMPLEX	29
16.	DEFAULT: TERMINATION, ETC.	29
16.1	TERMINATION, RE-ENTRY OR SURRENDER ON DEFAULT	29
16.2	OPPORTUNITY TO RECTIFY DEFAULT	30
16.3	LESSOR MAY REMEDY LESSEE'S DEFAULTS	30
16.4	DAMAGES	30
16.5	ESSENTIAL TERMS	30
16.6	INTEREST ON OVERDUE MONEYS	31
16.7	YIELDING UP	31
16.8	HOLDING OVER	31
17.	OPTION TO RENEW	32
17.1	OPTION	32
17.2	LESSOR'S NOTICE	32
18.	NAMING AND SIGNAGE RIGHTS	32
18.1	SCOPE OF NAMING AND SIGNAGE RIGHTS	32
19.	CAR PARKING	33
19.1	NON-EXCLUSIVE LICENCE	33
19.2	TERM OF LICENCE	33
19.3	PAYMENT OF LICENCE FEES	33
19.4	PARKING SPACE LEVY	34
19.5	REVIEW OF LICENCE FEES	34
19.6	USE OF LICENSED AREAS	36
19.7	OPERATION BY LESSOR'S MANAGER	36
19.8	ASSIGNMENT	36
19.9	REMOVAL ON TERMINATION	37
19.10	NATURE OF LESSOR'S MANAGER	37
20.	APPROVAL OF TENANCIES	37
21.	STRATUM PLAN	37
22.	LIMITATION OF LIABILITY	38
22.1	LESSOR CAPACITY	38
22.2	OBLIGATIONS OF THE LESSOR	38
23.	BANK GUARANTEE OR INSURANCE BOND	41
23.1	BANK GUARANTEE	41

23.2	INSURANCE BOND	41
24.	DISPUTE RESOLUTION	42
24.1	FIRST STAGE	42
24.2	EXPERT DETERMINATION	42
24.3	RUNNING OF TIME	43
25.	CONSTRUCTION OF FIT-OUT WORKS	43
25.1	APPROVAL OF LESSOR TO FIT-OUT WORKS	43
25.2	LESSEE TO APPLY FOR APPROVALS	43
25.3	LESSEE'S CONTRACTORS	44
25.4	LESSEE ACCEPTS RISK	44
25.5	INDEMNITY	44
25.6	WORKERS DURING PERIOD OF FIT-OUT WORKS	44
25.7	ACCESS AFTER HOURS	44
25.8	RULES AND BY-LAWS	45
25.9	LESSEE RESPONSIBLE FOR DAMAGE	45
25.10	LESSOR'S INSPECTION OF LESSEE'S WORKS	45
25.11	LESSOR'S CONTRIBUTION	45
25.12	OCCUPATION UNDER LICENCE	45
26.	GENERAL	45
26.1	WAIVER	45
26.2	COSTS OF LEASE	45
26.3	NOTICES	46
26.4	"FOR SALE" AND "TO LET" NOTICES	46
26.5	NON-MERGER	47
26.6	PERSONS UNDER THE CONTROL OF THE LESSEE	47

QuickLinks

ANNEXURE "A" TO LEASE DATED BETWEEN TRUST COMPANY OF AUSTRALIA LIMITED, ACN 004 027 749 (AS LESSOR) AND SEEBEYOND PTY LTD ACN 074 256 965 (AS LESSEE) PREMISES: PART LEVEL 41 CITIGROUP CENTRE, 2 PARK STREET, SYDNEY
Table of Contents